EXHIBIT 2.2

                         UNITED STATES BANKRUPTCY COURT
                          SOUTHERN DISTRICT OF NEW YORK
-------------------------------------------------------X
IN RE                                                  :  CHAPTER 11 CASE NO.
                                                       :
ACTERNA CORPORATION, ET AL.,                           :  03-12837 (BRL)
                                                       :
                                                       :
                                   DEBTORS.            :  (JOINTLY ADMINISTERED)
-------------------------------------------------------X


                      DEBTORS' JOINT PLAN OF REORGANIZATION
                     UNDER CHAPTER 11 OF THE BANKRUPTCY CODE











WEIL, GOTSHAL & MANGES LLP
767 Fifth Avenue
New York, New York 10153
(212) 310-8000

Attorneys for Debtors
   and Debtors in Possession


Dated:  August 26, 2003



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                                TABLE OF CONTENTS


                                                                                                                        PAGE

ARTICLE  I                DEFINITIONS AND CONSTRUCTION OF TERMS...........................................................1

           A.        Definitions..........................................................................................1

                     1.1       Acterna Common Stock.......................................................................1

                     1.2       Administrative Agent.......................................................................1

                     1.3       Administrative Expense Claim...............................................................1

                     1.4       Affiliate..................................................................................1

                     1.5       Allowed....................................................................................2

                     1.6       Bank Credit Agreement......................................................................2

                     1.7       Bankruptcy Code............................................................................2

                     1.8       Bankruptcy Court...........................................................................2

                     1.9       Bankruptcy Rules...........................................................................2

                     1.10      Benefit Plans..............................................................................2

                     1.11      Business Day...............................................................................3

                     1.12      Cash.......................................................................................3

                     1.13      Causes of Action...........................................................................3

                     1.14      CD&R.......................................................................................3

                     1.15      Chapter 11 Cases...........................................................................3

                     1.16      Claim......................................................................................3

                     1.17      Class......................................................................................3

                     1.18      Class D Initial Distribution Date..........................................................3

                     1.19      Collateral.................................................................................3

                     1.20      Confirmation Date..........................................................................3

                     1.21      Confirmation Hearing.......................................................................3

                     1.22      Confirmation Order.........................................................................3

                     1.23      Contingent Payment Right...................................................................3

                     1.24      Convertible Notes Claim....................................................................3

                     1.25      Creditors' Committee.......................................................................4

                     1.26      Debtor Affiliate Claim.....................................................................4

                     1.27      Debtors....................................................................................4

                     1.28      Designated Asset Sales.....................................................................4

                     1.29      DIP Agent..................................................................................4

                                       i
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                               TABLE OF CONTENTS
                                  (CONTINUED)
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                     1.30      DIP Agreement..............................................................................4

                     1.31      DIP Claims.................................................................................4

                     1.32      DIP Lenders................................................................................4

                     1.33      DIP Order..................................................................................4

                     1.34      Disbursing Agent...........................................................................4

                     1.35      Disclosure Statement.......................................................................4

                     1.36      Disputed Claim.............................................................................4

                     1.37      Effective Date.............................................................................5

                     1.38      Employee Equity............................................................................5

                     1.39      Entity.....................................................................................5

                     1.40      Equity Interest............................................................................5

                     1.41      Exit Facility..............................................................................5

                     1.42      Exit Facility Documents....................................................................5

                     1.43      Final Order................................................................................6

                     1.44      General Unsecured Claim....................................................................6

                     1.45      German L/C Participant.....................................................................6

                     1.46      Indenture Trustee..........................................................................6

                     1.47      Intercompany Claim.........................................................................6

                     1.48      Newco......................................................................................6

                     1.49      Newco Common Stock.........................................................................6

                     1.50      New Common Stock...........................................................................6

                     1.51      New Management Incentive Plan..............................................................6

                     1.52      New Secured Loan Documents.................................................................7

                     1.53      New Issuer.................................................................................7

                     1.54      New Secured Term Notes.....................................................................7

                     1.55      New Warrants...............................................................................7

                     1.56      New Warrant Agreement......................................................................7

                     1.57      Non-Debtor Affiliates......................................................................7

                     1.58      Non-Debtor Affiliate Claim.................................................................8

                     1.59      Other Secured Claims.......................................................................8

                     1.60      Person.....................................................................................8

                                       ii
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                               TABLE OF CONTENTS
                                  (CONTINUED)
                                                                                                                        PAGE

                     1.61      Petition Date..............................................................................8

                     1.62      Plan.......................................................................................8

                     1.63      Plan Securities............................................................................8

                     1.64      Plan Supplement............................................................................8

                     1.65      Priority Non-Tax Claim.....................................................................8

                     1.66      Priority Tax Claim.........................................................................8

                     1.67      Ratable Proportion.........................................................................8

                     1.68      Registration Rights Agreement..............................................................8

                     1.69      Releasees..................................................................................8

                     1.70      Reorganized Acterna........................................................................9

                     1.71      Reorganized Acterna LLC....................................................................9

                     1.72      Reorganized Debtors........................................................................9

                     1.73      Reorganized Debtors By-laws................................................................9

                     1.74      Reorganized Debtors Certificates of Incorporation..........................................9

                     1.75      Reorganized Subsidiaries...................................................................9

                     1.76      Restructured German Term Debt..............................................................9

                     1.77      Restructured German Term Debt Documents....................................................9

                     1.78      Restructured German Term Debt Guaranty.....................................................9

                     1.79      Restructuring Transactions................................................................10

                     1.80      Schedules.................................................................................10

                     1.81      Secured Claim.............................................................................10

                     1.82      Securities Litigation Claim...............................................................10

                     1.83      Senior Lenders............................................................................10

                     1.84      Senior Lender Claim.......................................................................10

                     1.85      Subordinated Notes........................................................................10

                     1.86      Subordinated Notes Claim..................................................................10

                     1.87      Subordinated Notes Indenture..............................................................10

                     1.88      Subsequent Class D Distribution Date......................................................10

           B.        Interpretation; Application of Definitions and Rules of Construction................................10

ARTICLE  II               TREATMENT OF ADMINISTRATIVE EXPENSE CLAIMS AND PRIORITY TAX CLAIMS.............................11

                     2.1       Administrative Expense Claims.............................................................11


                                       iii

                               TABLE OF CONTENTS
                                  (CONTINUED)
                                                                                                                        PAGE

                     2.2       Compensation and Reimbursement Claims.....................................................11

                     2.3       Payment of Interim Amounts................................................................11

                     2.4       Priority Tax Claims.......................................................................12

ARTICLE  III              CLASSIFICATION OF CLAIMS AND EQUITY INTERESTS..................................................12

                     3.1       Classes for the Debtors...................................................................12

                     3.2       Other Secured Claims Subclasses for Class B...............................................12

                     3.3       Senior Lender Claims Subclasses for Class C...............................................13

ARTICLE  IV               TREATMENT OF CLAIMS AND EQUITY INTERESTS.......................................................13

                     4.1       Priority Non-Tax Claims (Class A) (Subclasses A1-A8)......................................13

                     4.2       Other Secured Claims (Class B) (Subclasses B1 - B8).......................................13

                     4.3       Senior Lender Claims (Class C) (Subclasses C1(a) and (b)-C8(a) and (b))...................13

                     4.4       General Unsecured Claims (Class D) (Subclasses D1-D8).....................................14

                     4.5       Convertible Notes Claims (Class E) (Subclasses E1-E8).....................................14

                     4.6       Subordinated Notes Claims (Class F) (Subclasses F1-F2)....................................14

                     4.7       Intercompany Claims (Class G) (Subclasses G1-G8)..........................................15

                     4.8       Securities Litigation Claims (Class H) (Subclass H1)......................................15

                     4.9       Equity Interests (Class I) (Subclasses I1-I8).............................................15

ARTICLE  V                IMPLEMENTATION OF THE PLAN.....................................................................15

                     5.1       Termination of the DIP Agreement..........................................................15

                     5.2       Authorization of Plan Securities..........................................................15

                     5.3       Exit Facility.............................................................................15

                     5.4       Registration Rights Agreement and New Warrant Agreement...................................15

                     5.5       Cancellation of Existing Securities and Agreements........................................16

                     5.6       Reorganized Acterna and Newco Board of Directors..........................................16

                     5.7       Reorganized Subsidiaries Boards of Directors..............................................16

                     5.8       Officers of Reorganized Debtors...........................................................16

                     5.9       By-laws and Certificates of Incorporation.................................................16

                     5.10      New Management Incentive Plan.............................................................16

                     5.11      Release of Releasees......................................................................17

                     5.12      Restructuring Transactions................................................................17

                     5.13      Other Transactions........................................................................18

                                       iv
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                               TABLE OF CONTENTS
                                  (CONTINUED)
                                                                                                                        PAGE

ARTICLE  VI               DISTRIBUTIONS..................................................................................18

                     6.1       Record Date for Distributions.............................................................18

                     6.2       Date of Distributions.....................................................................18

                     6.3       Disbursing Agent..........................................................................18

                     6.4       Surrender of Instruments..................................................................18

                     6.5       Setoffs...................................................................................19

                     6.6       Delivery of Distributions.................................................................19

                     6.7       Distributions With Respect to Holders of Class D Claims...................................19

                     6.8       Distributions Upon Allowance of Disputed Class D Claims...................................20

                     6.9       Manner of Payment Under Plan..............................................................20

                     6.10      Fractional Shares.........................................................................20

                     6.11      Fractional Interests in New Warrants......................................................20

                     6.12      Minimum Distributions.....................................................................20

                     6.13      Distributions After Effective Date........................................................20

                     6.14      Withholding and Reporting Requirements....................................................20

                     6.15      Allocation of Distributions...............................................................21

                     6.16      Rights and Powers of Disbursing Agent.....................................................21

ARTICLE  VII              PROCEDURES FOR TREATING DISPUTED CLAIMS........................................................21

                     7.1       Objections to Claims......................................................................21

                     7.2       No Distributions Pending Allowance........................................................21

                     7.3       Estimation of Claims......................................................................21

                     7.4       Distributions Relating to Disputed Claims.................................................22

                     7.5       Distributions After Allowance.............................................................22

ARTICLE  VIII             EXECUTORY CONTRACTS AND UNEXPIRED LEASES.......................................................22

                     8.1       General Treatment.........................................................................22

                     8.2       Cure of Defaults..........................................................................23

                     8.3       Compensation and Benefit Programs.........................................................23

                     8.4       Rejection Claims..........................................................................23

ARTICLE  IX               CONDITIONS PRECEDENT TO THE EFFECTIVE DATE.....................................................23

                     9.1       Conditions Precedent to Effectiveness.....................................................23

                     9.2       Effect of Failure of Conditions...........................................................24

                                       v
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                               TABLE OF CONTENTS
                                  (CONTINUED)
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                     9.3       Waiver of Conditions......................................................................24

ARTICLE  X                EFFECT OF CONFIRMATION.........................................................................25

                     10.1      Vesting of Assets.........................................................................25

                     10.2      Discharge of Claims and Termination of Equity Interests...................................25

                     10.3      Discharge of Debtors......................................................................25

                     10.4      Term of Injunctions or Stays..............................................................25

                     10.5      Injunction................................................................................25

                     10.6      Exculpation...............................................................................26

                     10.7      Claims Preserved..........................................................................26

                     10.8      Injunction Regarding Worthless Stock Deduction............................................26

ARTICLE  XI               RETENTION OF JURISDICTION......................................................................26

                     11.1      Jurisdiction of the Bankruptcy Court......................................................26

ARTICLE  XII              MISCELLANEOUS PROVISIONS.......................................................................28

                     12.1      Payment of Statutory Fees.................................................................28

                     12.2      Retiree Benefits..........................................................................28

                     12.3      Dissolution of Creditors' Committee.......................................................28

                     12.4      Severability..............................................................................28

                     12.5      Revocation or Withdrawal of the Plan......................................................28

                     12.6      Survival of Reimbursement Obligations.....................................................29

                     12.7      Indenture Trustee Fees....................................................................29

                     12.8      Letters of Credit.........................................................................29

                     12.9      Substantial Consummation..................................................................29

                     12.10     Amendments................................................................................29

                     12.11     Corporate Action..........................................................................29

                     12.12     Exemption from Transfer Taxes.............................................................30

                     12.13     Post-Effective Date Fees and Expenses.....................................................30

                     12.14     Governing Law.............................................................................30

                     12.15     Time......................................................................................30

                     12.16     Plan Supplement...........................................................................30

                     12.17     Notices...................................................................................31

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
UNITED STATES BANKRUPTCY COURT
SOUTHERN DISTRICT OF NEW YORK

--------------------------------------------------X
IN RE                                              :    CHAPTER 11 CASE NO.
                                                   :
ACTERNA CORPORATION, ET AL.,                       :    03-12837 (BRL)
                                                   :
                                                   :
                                 DEBTORS.          :    (JOINTLY ADMINISTERED)
--------------------------------------------------X

                      DEBTORS' JOINT PLAN OF REORGANIZATION
                     UNDER CHAPTER 11 OF THE BANKRUPTCY CODE
                     ----------------------------'-----------

           Acterna Corporation, Acterna LLC, Acterna WG International Holdings LLC, TTC International Holdings LLC, Acterna Business Trust, da Vinci Systems, Inc., Itronix Corporation, and TTC Federal Systems, Inc. propose the following joint plan of reorganization under section 1121(a) of title 11 of the United States Code:

                                   ARTICLE I

                      DEFINITIONS AND CONSTRUCTION OF TERMS

A. DEFINITIONS. As used herein, the following terms have the respective meanings specified below:

           1.1 Acterna Common Stock means the shares of common stock, $0.01 par value, of Reorganized Acterna authorized and issued hereunder or authorized for the purposes specified herein or in the Plan Securities.

           1.2 Administrative Agent means JPMorgan Chase Bank, in its capacity as administrative agent under the Bank Credit Agreement.

           1.3 Administrative Expense Claim means any right to payment constituting a cost or expense of administration of any of the Chapter 11 Cases allowed under sections 503(b) and 507(a)(1) of the Bankruptcy Code, including, without limitation, any actual and necessary costs and expenses of preserving the Debtors' estates, any actual and necessary costs and expenses of operating the Debtors' businesses, any indebtedness or obligations incurred or assumed by the Debtors, as debtors in possession, during the Chapter 11 Cases, including, without limitation, for the acquisition or lease of property or an interest in property or the rendition of services, for any allowances of compensation and reimbursement of expenses to the extent allowed by Final Order under sections 330, 331, or 503 of the Bankruptcy Code, and any fees or charges assessed against the estates of the Debtors under section 1930 of chapter 123 of title 28 of the United States Code.

           1.4 Affiliate means, as to (i) any Person, any other Person which, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person and (ii) as to any of the Senior Lenders, any Person which, directly or indirectly, is in control of, is controlled by, or is under common control with, such Senior Lender, or its parent or related entity that participated in the extensions of credit pursuant to the Bank Credit Agreement. For purposes of this definition, "control" of a Person means the power, directly or indirectly, either to (a) vote 20% or more of the securities having ordinary voting power for the election of directors (or persons performing similar functions) of such Person or (b) direct or cause the direction of the management and policies of such Person, whether by contract or otherwise.

           1.5 Allowed means, with reference to any Claim, (a) any Claim against any Debtor which has been listed by such Debtor in the Schedules, as such Schedules may be amended by the Debtors from time to time in accordance with Bankruptcy Rule 1009, as liquidated in amount and not disputed or contingent and for which no contrary proof of claim has been filed, (b) any Claim as to which no objection to allowance has been timely interposed in accordance with section
7.1 or such other applicable period of limitation fixed by the Bankruptcy Code, the Bankruptcy Rules, or the Bankruptcy Court, or as to which any objection has been determined by a Final Order to the extent such objection is determined in favor of the respective holder, (c) any Claim as to which the liability of the Debtors and the amount thereof are determined by final order of a court of competent jurisdiction other than the Bankruptcy Court, or (d) any Claim expressly allowed hereunder.

           1.6 Bank Credit Agreement means that certain Credit Agreement, dated as of May 23, 2000, as amended, among Acterna LLC (f/k/a Dynatech LLC), as borrower, various lenders party thereto, JPMorgan Chase Bank (as successor to Morgan Guaranty Trust Company of New York), as administrative agent, Credit Suisse First Boston, as syndication agent and JPMorgan Chase Bank (f/k/a The Chase Manhattan Bank) and Deutsche Bank Trust Company Americas (f/k/a Bankers Trust Company), as co-documentation agents, and any and all of the documents, instruments and agreements relating thereto, including, without limitation, all guarantees and security documents, instruments and agreements executed and delivered in connection with the such Credit Agreement, as the same may be amended, supplemented, modified, extended, replaced, refinanced, renewed or restated from time to time.

           1.7 Bankruptcy Code means title 11 of the United States Code, as amended from time to time, as applicable to the Chapter 11 Cases.

           1.8 Bankruptcy Court means the United States District Court for the Southern District of New York having jurisdiction over the Chapter 11 Cases and, to the extent of any reference made under section 157 of title 28 of the United States Code, the unit of such District Court having jurisdiction over the Chapter 11 Cases under section 151 of title 28 of the United States Code.

           1.9 Bankruptcy Rules means the Federal Rules of Bankruptcy Procedure as promulgated by the United States Supreme Court under section 2075 of title 28 of the United States Code, as amended from time to time, applicable to the Chapter 11 Cases, and any Local Rules of the Bankruptcy Court.

           1.10 Benefit Plans means all savings, retirement, healthcare, severance, performance-based cash incentive, retention, employee welfare benefit, life insurance, disability and similar plans and agreements that will be assumed and/or amended and restated in connection with emergence. A schedule, in form and substance satisfactory to the Administrative Agent, listing the Benefit Plans, including the Retiree Benefits set forth in Section 12.2 hereof shall be provided to the Administrative Agent no later than 30 days prior to the deadline for voting on the Plan.

           1.11 Business Day means any day other than a Saturday, a Sunday, or any other day on which banking institutions in New York, New York are required or authorized to close by law or executive order.

           1.12 Cash means legal tender of the United States of America.

           1.13 Causes of Action means, without limitation, any and all actions, causes of action, liabilities, obligations, rights, suits, damages, judgments, claims and demands whatsoever, whether known or unknown, existing or hereafter arising, in law, equity or otherwise, based in whole or in part upon any act or omission or other event occurring prior to the Petition Date or during the course of the Chapter 11 Cases, including through the Effective Date.

           1.14 CD&R means Clayton, Dubilier & Rice, Inc. and (i) its Affiliates, (ii) any investment fund managed by Clayton, Dubilier & Rice, Inc. and its Affiliates, (iii) any Affiliates of any such investment fund, and (iv) current or former directors, officers, employees, and partners of the entities described in (i)-(iii) above.

           1.15 Chapter 11 Cases means the jointly administered cases under chapter 11 of the Bankruptcy Code commenced by the Debtors on May 6, 2003 in the United States Bankruptcy Court for the Southern District of New York and styled In re Acterna Corporation, et al., 03-12837(BRL).

           1.16 Claim has the meaning set forth in section 101 of the Bankruptcy Code.

           1.17 Class means any group of Claims or Equity Interests classified by the Plan pursuant to section 1122(a)(1) of the Bankruptcy Code.

           1.18 Class D Initial Distribution Date means eighty (80) days after the Effective Date or as soon thereafter as is practicable, taking into account any estimations of Class D Claims that may be required in order to calculate distributions.

           1.19 Collateral means any property or interest in property of the estate of any Debtor subject to a lien, charge, or other encumbrance to secure the payment or performance of a Claim, which lien, charge, or other encumbrance is not subject to avoidance under the Bankruptcy Code.

           1.20 Confirmation Date means the date on which the Clerk of the Bankruptcy Court enters the Confirmation Order on its docket.

           1.21 Confirmation Hearing means the hearing to be held by the Bankruptcy Court regarding confirmation of the Plan, as such hearing may be adjourned or continued from time to time.

           1.22 Confirmation Order means the order of the Bankruptcy Court confirming the Plan.

           1.23 Contingent Payment Right shall have the meaning set forth in
Section 4.3, below.

           1.24 Convertible Notes Claim means a Claim arising under or in connection with the Investment Agreement, dated December 27, 2001, between Acterna Corporation, Acterna LLC, and Clayton, Dubilier & Rice Fund VI Limited

Partnership or the 12% Convertible Senior Secured Notes due 2007, issued by Acterna LLC thereunder, as supplemented, by an additional note executed on December 4, 2002, issued by Acterna LLC and CD&R VI (Barbados), Ltd.

           1.25 Creditors' Committee means the statutory committee of unsecured creditors appointed in the Debtors' chapter 11 cases, as constituted from time to time.

           1.26 Debtor Affiliate Claim means any Claim, whether secured or unsecured, of a Debtor against another Debtor.

           1.27 Debtors means, collectively, Acterna Corporation, Acterna LLC, Acterna WG International Holdings LLC, TTC International Holdings LLC, Acterna Business Trust, da Vinci Systems, Inc., Itronix Corporation, and TTC Federal Systems, Inc.

           1.28 Designated Asset Sales means the sale of all or substantially all of the stock or assets of Itronix Corporation and its subsidiaries, and/or da Vinci Systems, Inc, and its subsidiaries.

           1.29 DIP Agent means JPMorgan Chase Bank, in its capacity as administrative agent under the DIP Agreement.

           1.30 DIP Agreement means the Revolving Credit Agreement, dated as of May 6, 2003 (as may be amended, modified or supplemented from time to time), as approved by the DIP Order, among Acterna LLC, as Borrower, and the other Debtors, as guarantors, the lenders from time to time party thereto, JPMorgan Chase Bank, as administrative agent, J.P. Morgan Securities Inc., as Lead Arranger and General Electric Capital Corporation, as Syndication Agent, and any and all of the documents, instruments and agreements relating thereto, including, without limitation, all guarantees and security documents, instruments and agreements executed and delivered in connection with the such Revolving Credit Agreement, as the same may be amended, supplemented, modified, extended, replaced, refinanced, renewed or restated from time to time.

           1.31 DIP Claims means all Claims arising under the DIP Agreement.

           1.32 DIP Lenders means the lenders from time to time party to the DIP Agreement.

           1.33 DIP Order means, collectively, the orders of the Bankruptcy Court, dated May 6, 2003 and June 19, 2003, respectively, approving the DIP Agreement.

           1.34 Disbursing Agent means any entity in its capacity as a disbursing agent under Section 6.3 hereof.

           1.35 Disclosure Statement means that certain disclosure document relating to the Plan, including, without limitation, all exhibits and schedules thereto, as approved by the Bankruptcy Court pursuant to section 1125 of the Bankruptcy Code.

           1.36 Disputed Claim means any Claim which has not been Allowed or has been defined as disputed pursuant to the Plan or a Final Order, or to which no objection has been filed by the Effective Date or the later of one hundred and twenty (120) days after the Effective Date or such later date as ordered by the Bankruptcy Court, and

               (a) if no proof of claim has been filed by the applicable deadline: (i) a Claim that has been or hereafter is listed on the Schedules as disputed, contingent, or unliquidated; or (ii) a Claim that has been or hereafter is listed on the Schedules as other than disputed, contingent, or unliquidated, but as to which the Debtors or any other party in interest has interposed an objection or request for estimation which has not been withdrawn or determined by a Final Order; or

               (b) if a proof of claim or request for payment of an Administrative Expense Claim has been filed by the applicable deadline: (i) a Claim for which no corresponding Claim has been or hereafter is listed on the Schedules; (ii) a Claim for which a corresponding Claim has been or hereafter is listed on the Schedules as other than disputed, contingent, or unliquidated, but the nature or amount of the Claim as asserted in the proof of claim varies from the nature and amount of such Claim as listed on the Schedules; (iii) a Claim for which a corresponding Claim has been or hereafter is listed on the Schedules as disputed, contingent, or unliquidated; (iv) a Claim for which a timely objection or request for estimation is interposed by the Debtors which has not been withdrawn or determined by a Final Order; (v) any tort Claim which has not previously been allowed; or (vi) if the filed proof of claim is inconsistent with the claim as listed on the Schedules, such claim is a disputed claim to the extent of the difference between the amount set forth in the proof of claim and the amount scheduled by the Debtors.

           1.37 Effective Date means a Business Day selected by the Debtors and the Administrative Agent on or after the Confirmation Date on which (i) no stay of the Confirmation Order is in effect and (ii) the conditions to the effectiveness of the Plan specified in Article IX hereof has been satisfied or waived.

           1.38 Employee Equity means the stock, options and/or similar incentive awards issued by Reorganized Acterna in the event that the Restructuring Transactions are not implemented (or if the Restructuring Transactions are implemented, by Newco) to purchase not more than 8.5% of Acterna Common Stock (or, if the Restructuring Transactions are implemented, Newco Common Stock) on a fully diluted basis, pursuant to the New Management Incentive Plan, which stock, options and/or equivalent incentive awards shall be subject to the Registration Rights Agreement.

           1.39 Entity shall have the meaning set forth in section 101(15) of the Bankruptcy Code.

           1.40 Equity Interest means the interest of any holder of an equity security of any of the Debtors represented by any issued and outstanding shares of common or preferred stock or other instrument evidencing a present ownership interest in any of the Debtors, whether or not transferable, or any option, warrant, or right, contractual or otherwise, to acquire any such interest.

           1.41 Exit Facility shall have the meaning set forth in Section 5.3 hereof.

           1.42 Exit Facility Documents means that certain Exit Facility loan agreement, if any, by and among Reorganized Acterna (or Newco, in the event that the Restructuring Transactions are implemented), as borrower, the Reorganized Subsidiaries, as guarantors, and the Senior Lenders and/or other lenders satisfactory to the Debtors and the Administrative Agent, the related collateral documents, the guarantee and security agreement to be provided by Reorganized Acterna (or Newco, in the event that the Restructuring Transactions are implemented) and the Reorganized Subsidiaries, and all ancillary agreements, documents, and instruments to be issued or given in connection therewith.

           1.43 Final Order means an order or judgment of the Bankruptcy Court entered by the Clerk of the Bankruptcy Court on the docket in the Chapter 11 Cases, which has not been reversed, vacated, or stayed and as to which (a) the time to appeal, petition for certiorari, or move for a new trial, reargument, or rehearing has expired and as to which no appeal, petition for certiorari, or other proceedings for a new trial, reargument, or rehearing shall then be pending or (b) if an appeal, writ of certiorari, new trial, reargument, or rehearing thereof has been sought, such order or judgment of the Bankruptcy Court shall have been affirmed by the highest court to which such order was appealed, or certiorari shall have been denied or a new trial, reargument, or rehearing shall have been denied or resulted in no modification of such order, and the time to take any further appeal, petition for certiorari, or move for a new trial, reargument, or rehearing shall have expired; provided, however, that the possibility that a motion under Rule 60 of the Federal Rules of Civil Procedure, or any analogous rule under the Bankruptcy Rules, may be filed relating to such order, shall not cause such order not to be a Final Order.

           1.44 General Unsecured Claim means any prepetition Claim against any of the Debtors that is not an Other Secured Claim, Administrative Expense Claim, Priority Tax Claim, Priority Non-Tax Claim, Subordinated Notes Claim, Convertible Notes Claim, Securities Litigation Claim, Intercompany Claim, or Senior Lender Claim.

           1.45 German L/C Participant means each Senior Lender that holds a German L/C Participation Commitment (as defined in the Bank Credit Agreement) and has a Claim against the Debtors for unpaid reimbursement obligations arising in connection with drawings under the German L/C (as defined in the Bank Credit Agreement).

           1.46 Indenture Trustee means U.S. Bancorp Piper Jaffray, Inc., as indenture trustee under the Subordinated Notes Indenture, and any successor indenture trustee that may be appointed.

           1.47 Intercompany Claim means any Debtor Affiliate Claim and Non-Debtor Affiliate Claim.

           1.48 Newco means, at the Debtors' and the Administrative Agent's discretion, a Delaware corporation to be formed on or before the Effective Date in the event the Debtors and the Administrative Agent desire to implement the Restructuring Transactions in Section 5.13 herein.

           1.49 Newco Common Stock means shares of common stock, $0.01 par value, of Newco to be authorized upon the formation of Newco for issuance upon the Effective Date if the Restructuring Transactions are implemented.

           1.50 New Common Stock means the Acterna Common Stock if the Restructuring Transactions are not implemented and, if the Restructuring Transactions are implemented, both the Acterna Common Stock and the Newco Common Stock.

           1.51 New Management Incentive Plan means the management incentive plan of the Debtors, as set forth in the Plan Supplement, pursuant to which Employee Equity shall be distributed to certain key employees of the Debtors, and the members of the board of directors of Reorganized Acterna (or Newco, if the Restructuring Transactions are implemented).

           1.52 New Secured Loan Documents means the credit agreement to be entered into by Reorganized Acterna LLC and the Senior Lenders, as lenders, and guaranteed by (i) Reorganized Acterna and the Reorganized Subsidiaries and (ii) Newco (if the Restructuring Transactions are implemented), effective as of the Effective Date, providing for the issuance by Reorganized Acterna LLC of the New Secured Term Notes, containing terms and conditions generally consistent with those set forth in Exhibit A to the Plan and as may be more fully set forth in a Plan Supplement, and all ancillary agreements, documents, and instruments to be issued or given in connection therewith. The New Secured Loan Documents may be an amendment and restatement or a replacement of the Bank Credit Agreement.

           1.53 New Issuer means, if the Restructuring Transactions are implemented, Newco and, if the Restructuring Transactions are not implemented, Reorganized Acterna LLC.

1.54 New Secured Term Notes means the secured term notes authorized and to be issued by Reorganized Acterna LLC in the principal amount of $75,000,000, on the Effective Date, pursuant to the Plan, on the terms and subject to the conditions set forth in Exhibit A to the Plan and the New Secured Loan Documents.

           1.55 New Warrants means the three year warrants, if any, to purchase an aggregate of 5.0% of the shares of Acterna Common Stock (or, if the Restructuring Transactions are implemented, Newco Common Stock), struck at an exercise price representing a total equity value which, when added to the principal amount of New Secured Term Notes, the principal amount of Restructured German Term Debt and any Cash distributed to Senior Lenders pursuant to the Plan, would equal the principal amount of the Senior Lender Claims, plus interest accrued (at the contract rate) on the Senior Lender Claims for the period from the Petition Date to and including the Effective Date, which warrants will be issued in accordance with and subject to the terms of the New Warrant Agreement and the Registration Rights Agreement, and subject to dilution by any Employee Equity issued pursuant to the New Management Incentive Plan.

           1.56 New Warrant Agreement means the warrant agreement substantially in the form included in the Plan Supplement, governing the exercise of the New Warrants and limiting the sale, disposition and treatment of the New Warrants.

           1.57 Non-Debtor Affiliates means each and every legal entity owned by the Debtors, either directly or indirectly, including, Acterna World Holdings GmbH (Germany), Acterna Communications GmbH (Germany), Acterna International GmbH (Germany), Acterna Optical SA (France), Acterna Investments Limited (Guernsey), Dynatech Holdings, Ltd. (Guernsey), TTC Telecommunications SARL (France), Acterna Export Incorporated (Barbados), Acterna R & D Japan, Inc. (Japan), da Vinci Technologies Pte Ltd. (Singapore), Applied Digital Access Canada Holding Company, Inc. (Canada), Applied Digital Access Canada, Inc. (Acterna), Wandel & Goltermann Tech. Canada (Canada), Acterna ABC S.A. (France), Acterna Argentina SA (Argentina), Acterna Asia Pacific PTY Ltd. (Australia), Acterna Benelux BV (Netherlands), Acterna Canada Ltd. (Canada), Acterna de Brasil Ltda & Cia (Brazil), Acterna de Mexico SA de CV (Mexico), Acterna Enigen GmbH (Germany), Acterna Deutscheland GmbH (Germany), Acterna Espana S.A. (Spain), Acterna France SARL (France), Acterna Japan K.K. (Japan), Acterna Malaysia Sdn Bhd (Malaysia), Acterna Nordic AB (Sweden), Acterna Schweiz AG (Switzerland), Acterna Zurich AG (Switzerland), Wandel & Goltermann Vertriebs GmbH (Austria), Wandel & Goltermann Investments Pty Ltd. (Australia), Acterna

India Pvt. Ltd. (India), Wandel & Goltermann Management Ltd. (England), Acterna Plymouth Ltd. (England), Acterna U.K. Ltd. (England), Acterna Italia SRL (Italy), Wandel & Goltermann Telektronik BV (Netherlands), Acterna Hong Kong Ltd. (Hong Kong), Acterna Korea Ltd. (Korea), Acterna Austria GmbH (Austria), Wavetek Wandel Goltermann (Russian Federation), Wavetek Wandel Goltermann Canada, Inc. (Canada), Wavetek Wandel Goltermann Polska Sp.z.o.o. (Poland), WGB Electronica de Precisao Ltd. (Brazil).

           1.58 Non-Debtor Affiliate Claim means any Claim, whether secured or unsecured, of a Non-Debtor Affiliate against a Debtor.

           1.59 Other Secured Claims means any Secured Claim not constituting a Senior Lender Claim or a Convertible Notes Claim.

           1.60 Person shall have the meaning set forth in section 101(41) of the Bankruptcy Code.

           1.61 Petition Date means May 6, 2003.

           1.62 Plan means this Joint Plan of Reorganization, including the exhibits and schedules hereto and to the Plan Supplement, as the same may be altered, amended or modified from time to time.

           1.63 Plan Securities means the New Common Stock and the New Warrants.

           1.64 Plan Supplement means the supplement to the Plan containing certain documents relevant to the implementation of such plan or the treatment of Allowed Claims thereunder, including the Reorganized Debtors By-laws, New Management Incentive Plan, Reorganized Debtors Certificate of Incorporation, a term sheet outlining the principal terms of the New Secured Loan Agreement, a term sheet outlining the principal terms of the Restructured German Term Debt Documents, New Warrant Agreement, and Registration Rights Agreement.

           1.65 Priority Non-Tax Claim means any Claim other than an Administrative Expense Claim or a Priority Tax Claim, entitled to priority in payment as specified in sections 507(a)(2), (3), (4), (5), (6), (7), or (9) of the Bankruptcy Code.

           1.66 Priority Tax Claim means any Claim of a governmental unit of the kind entitled to priority in payment as specified in sections 502(i) and 507(a)(8) of the Bankruptcy Code.

           1.67 Ratable Proportion means the ratio (expressed as a percentage) of the amount of an Allowed Claim in a Class to the aggregate amount of all Allowed Claims in the same Class.

           1.68 Registration Rights Agreement means the registration rights agreement governing the New Common Stock and any shares of New Common Stock issued upon exercise of the Employee Equity and the New Warrants, if any, which agreement shall be in substantially the form contained in the Plan Supplement.

           1.69 Releasees means all present and former officers and directors of the Debtors who were directors and/or officers, respectively, on or after the Petition Date, and any other Persons who serve or served as members of management of the Debtors on or after the Petition Date, all present and former members of the Creditors' Committee, CD&R, the Administrative Agent, the DIP Agent, all other agents and letter of credit issuing banks under the Bank Credit Agreement and the DIP Agreement, all present and former Senior Lenders and DIP Lenders (and the respective Affiliates of each of the preceding parties in interest and known loan participants), all present and former officers and directors and other Persons who serve or served as members of the management of any present or former member of the Creditors' Committee or of any present or former Senior Lender or DIP Lender (and their respective Affiliates and known loan participants), and all advisors, consultants or professionals of or to the Debtor, the Creditors' Committee, the members of the Creditors' Committee, CD&R, the Administrative Agent, the DIP Agent, all other agents under the Bank Credit Agreement and the DIP Agreement, the Senior Lenders and the DIP Lenders (and the respective Affiliates of each of the preceding parties in interest and known loan participants).

           1.70 Reorganized Acterna means Acterna Corporation as reorganized as of the Effective Date in accordance with the Plan.

           1.71 Reorganized Acterna LLC means Acterna LLC as reorganized as of the Effective Date in accordance with the Plan.

           1.72 Reorganized Debtors means the Debtors, and any successor thereto by merger, consolidation or otherwise (including, but not limited to, Newco), on and after the Effective Date.

           1.73 Reorganized Debtors By-laws means the amended and restated by-laws of the Reorganized Debtors, which shall be in substantially the form contained in the Plan Supplement.

           1.74 Reorganized Debtors Certificates of Incorporation means the amended and restated Certificates of Incorporation of the Reorganized Debtors, which shall be in substantially the form contained in the Plan Supplement.

           1.75 Reorganized Subsidiaries means all of the direct and indirect domestic subsidiaries of Acterna Corporation that are debtors-in-possession in the Chapter 11 Cases, on and after the Effective Date.

           1.76 Restructured German Term Debt means the debt authorized to be restructured on the Effective Date by Acterna International GmbH, a Non-Debtor Affiliate of Acterna Corporation, in the principal amount of (euro)82,498,945 and subject to the Restructured German Term Debt Documents, pursuant to the Plan, containing terms and conditions consistent with those set forth in Exhibit B to the Plan.

           1.77 Restructured German Term Debt Documents means the German Term Debt Guaranty and all ancillary agreements, documents and instruments to be issued or given in connection the Restructured German Term Debt.

           1.78 Restructured German Term Debt Guaranty means that certain guaranty agreement by and between Acterna International GmbH and the Reorganized Debtors in favor of the German L/C Participants, substantially in the form of the guaranty obligations set forth in the Bank Credit Agreement and secured by substantially all of the assets of the Reorganized Debtors.

           1.79 Restructuring Transactions means those transactions described in
Section 5.12 of the Plan.

           1.80 Schedules means the schedules of assets and liabilities and the statement of financial affairs filed by the Debtors under section 521 of the Bankruptcy Code, Bankruptcy Rule 1007, and the Official Bankruptcy Forms of the Bankruptcy Rules as such schedules and statements have been or may be supplemented or amended through the Confirmation Date.

           1.81 Secured Claim means a Claim (i) secured by Collateral, the amount of which is equal to or less than the value of such Collateral (A) as set forth in the Plan, (B) as agreed to by the holder of such Claim and the Debtors, or (C) as determined by a Final Order in accordance with section 506(a) of the Bankruptcy Code or (ii) in the amount of any rights of setoff of the holder thereof under section 553 of the Bankruptcy Code.

           1.82 Securities Litigation Claim means any Claim against any of the Debtors, whether or not the subject of an existing lawsuit, arising from rescission of a purchase or sale of shares or notes of any of the Debtors, for damages arising from the purchase or sale of any such security, or for reimbursement or contribution allowed under section 502 of the Bankruptcy Code on account of any such Claim.

           1.83 Senior Lenders means, collectively, the agents, lenders and letter of credit issuing banks that are from time to time parties to the Bank Credit Agreement.

           1.84 Senior Lender Claim means all Claims of the Senior Lenders against the Debtors arising under the Bank Credit Agreement, including, without limitation, any Claims of the Senior Lenders that are converted to postpetition administrative expense claims pursuant to any order of the Bankruptcy Court approving the provision of adequate protection to holders of Senior Lender Claims.

           1.85 Subordinated Notes means all notes issued and outstanding under the Subordinated Notes Indenture as of the Petition Date.

           1.86 Subordinated Notes Claim means a Claim against Acterna LLC, as borrower, and Acterna Corporation, as guarantor, as applicable, arising under the Subordinated Notes Indenture.

           1.87 Subordinated Notes Indenture means the trust indenture, dated as of May 21, 1998, between Acterna LLC, as issuer of the Subordinated Notes, and the Indenture Trustee, and all of the documents and instruments relating thereto, as amended, supplemented, modified or restated as of the Petition Date.

           1.88 Subsequent Class D Distribution Date means the Business Day after the end of a fiscal quarter after the fiscal quarter in which the Effective Date occurs and the tenth Business Day after the end of each subsequent fiscal quarter.

           B. INTERPRETATION; APPLICATION OF DEFINITIONS AND RULES OF CONSTRUCTION. Unless otherwise specified, all section, schedule, or exhibit references in the Plan are to the respective section in, article of, or schedule, or exhibit to the Plan, as the same may be amended, waived, or modified from time to time. The words "herein," "hereof," "hereto," "hereunder," and other words of similar import refer to the Plan as a whole and not to any particular section, subsection, or clause contained therein. A term used herein that is not defined herein shall have the meaning assigned to that term in the

Bankruptcy Code. The rules of construction contained in section 102 of the Bankruptcy Code shall apply to the Plan. The headings in the Plan are for convenience of reference only and shall not limit or otherwise affect the provisions hereof. In the event of any conflict between the terms of the Plan and the Disclosure Statement, the terms of the Plan shall govern.

                                   ARTICLE II

                           TREATMENT OF ADMINISTRATIVE
                     EXPENSE CLAIMS AND PRIORITY TAX CLAIMS

           2.1 Administrative Expense Claims. On the Effective Date (or on the first business day after the date that is thirty (30) days after the date such Administrative Expense Claim becomes allowed), except to the extent that a holder of an Allowed Administrative Expense Claim agrees to a different treatment, the Debtors shall pay to each holder of an Allowed Administrative Expense Claim Cash in an amount equal to such Claim to be paid in full; provided, however, that Allowed Administrative Expense Claims representing liabilities incurred in the ordinary course of business by the Debtors, as debtors in possession, or liabilities arising under loans or advances to or other obligations incurred by the Debtors, as debtors in possession, whether or not incurred in the ordinary course of business, shall be paid by the Debtors in the ordinary course of business, consistent with past practice and in accordance with the terms and subject to the conditions of any agreements governing, instruments evidencing or other documents relating to such transactions. On the Effective Date, all DIP Claims under or evidenced by the DIP Agreement shall be an Allowed Administrative Expense Claim and shall be paid in Cash in an amount equal to the amount of such DIP Claims, or in the case of outstanding letters of credit will either be replaced or cash collateralized at 105% of the face amount in accordance with the provisions of the DIP Agreement.

           2.2 Compensation and Reimbursement Claims. All entities seeking an award by the Bankruptcy Court of compensation for services rendered or reimbursement of expenses incurred through and including the Effective Date under sections 330, 503(b)(2), 503(b)(3), 503(b)(4), or 503(b)(5) of the
Bankruptcy Code (a) shall file their respective final applications for allowances of compensation for services rendered and reimbursement of expenses incurred by the date that is sixty (60) days after the Effective Date and, subject to the provisions of Section 2.3 hereof, (b) shall be paid in full in such amounts as are allowed by the Bankruptcy Court (i) upon the later of (A) the Effective Date and (B) the date upon which the order relating to any such Administrative Expense Claim becomes a Final Order or (ii) upon such other terms as may be mutually agreed upon between such holder of an Administrative Expense Claim and the Debtors or, on and after the Effective Date, Reorganized Acterna. The Debtors are authorized to pay compensation for services rendered and reimbursement of expenses incurred after the Confirmation Date and until the Effective Date in the ordinary course and without the need for Bankruptcy Court approval.

           2.3 Payment of Interim Amounts. Subject to any unpaid professional fee holdbacks and subject to the terms of the DIP Order, on the Effective Date, the Debtors or Reorganized Debtors shall pay amounts owing to estate professionals for all outstanding amounts payable relating to prior fee periods through and including the Effective Date. In order to receive payment on the Effective Date for unbilled fees and expenses incurred through such date, the professionals shall estimate fees and expenses due for periods that have not been billed as of the Effective Date and shall deliver such estimate to the Debtors and the United States Trustee. Within 60 days after the Effective Date, a professional receiving payment for the estimated period shall submit a final fee application for allowance of compensation for services rendered and reimbursement of expenses incurred, as provided for in Section 2.2 hereof. Should the estimated payment received by any professional exceed the actual fees and expenses for such period, this excess amount will be credited against the amount of fees heldback for such professional or, if and to the extent the holdback amount is insufficient, disgorged by such professional.

           2.4 Priority Tax Claims. On the Effective Date, except to the extent that a holder of an Allowed Priority Tax Claim agrees to a different treatment, each holder of an Allowed Priority Tax Claim shall receive, at the sole option of the respective Debtors, (a) Cash in an amount equal to such Allowed Priority Tax Claim or (b) equal annual Cash payments in an aggregate amount equal to such Allowed Priority Tax Claim, together with interest at a fixed annual rate equal to 5.0%, over a period through the sixth anniversary of the date of assessment of such Allowed Priority Tax Claim, or upon such other terms determined by the Bankruptcy Court to provide the holder of such Allowed Priority Tax Claim deferred Cash payments having a value, as of the Effective Date, equal to such Allowed Priority Tax Claim. Unless an Allowed Priority Tax Claim is of a kind that is supported by the personal liability of an employee or a former employee of the Debtors, the Debtors must obtain the consent of the Administrative Agent to elect option (a). All Allowed Priority Tax Claims that are not due and payable on or before the Effective Date shall be paid in the ordinary course of business as such obligations become due. This section shall not affect the valid liens of any holder of an Allowed Priority Tax Claim.

                                  ARTICLE III

                  CLASSIFICATION OF CLAIMS AND EQUITY INTERESTS

                     The following tables designate the classes of Claims against and Equity Interests in each of the Debtors and specify which of those classes are (i) impaired or unimpaired by the Plan, (ii) entitled to vote to accept or reject the Plan in accordance with section 1126 of the Bankruptcy Code, and (iii) deemed to reject the Plan. For convenience of identification, the Plan classifies the Allowed Claims in each Class as a single class. Each Class is actually a group of subclasses, one for each Debtor, and each subclass is treated hereunder as a distinct Class for voting and distribution purposes.

3.1        Classes for the Debtors.

-------------------- ------------------------------------------------------- -------------------- ------------------------------
       Class                              Designation                        Impairment                 Entitled to Vote
       -----                              -----------                        ----------                 ----------------
Class A              Priority Non-Tax Claims                                 unimpaired                        No
Class B              Other Secured Claims                                    unimpaired                        No
Class C              Senior Lender Claims                                    impaired                          Yes
Class D              General Unsecured Claims                                impaired                          Yes
Class E              Convertible Notes Claims                                impaired                          Yes
Class F              Subordinated Notes Claims                               impaired                          Yes
Class G              Intercompany Claims                                     unimpaired                        No
Class H              Securities Litigation Claims                            impaired                 No (deemed to reject)
Class I              Equity Interests                                        impaired                 No (deemed to reject)
-------------------- ------------------------------------------------------- -------------------- ------------------------------


           3.2 Other Secured Claims Subclasses for Class B. For convenience of identification, the Plan classifies the Allowed Claims in Class B as a single class. This Class is actually a group of subclasses, depending on the underlying property securing such Allowed Claims, and each subclass is treated hereunder as a distinct Class for voting and distribution purposes.

           3.3 Senior Lender Claims Subclasses for Class C. For convenience of identification, the Plan classifies the Allowed Claims in Class C as a single class. This Class is actually comprised of two subclasses- the Senior Lender Claims and the German L/C Participants, which is a subset of the Senior Lender Claims. Within each Subclass, there are separate Sub-Subclasses for each Debtor.

                                   ARTICLE IV

                    TREATMENT OF CLAIMS AND EQUITY INTERESTS

           4.1 Priority Non-Tax Claims (Class A) (Subclasses A1-A8). Except to the extent that a holder of an Allowed Priority Non-Tax Claim against any of the Debtors has agreed to a different treatment of such Claim, each such holder shall receive on the Effective Date, in full satisfaction of such Claim, Cash in an amount equal to such Claim.

           4.2 Other Secured Claims (Class B) (Subclasses B1 - B8). Except to the extent that a holder of an Allowed Other Secured Claim against any of the Debtors has agreed to a different treatment of such Claim, each holder of an Allowed Other Secured Claim shall receive, at the option of the Debtors, either
(i) the Collateral securing such Allowed Other Secured Claim, (ii) Cash in an amount equal to the value of the Collateral securing such Allowed Other Secured Claim, or (iii) the treatment required under section 1124(2) of the Bankruptcy Code for such Claim to be reinstated or rendered unimpaired.

           4.3 Senior Lender Claims (Class C) (Subclasses C1(a) and (b)-C8(a) and (b)).

           Subclass (a) - The Senior Lender Claims

           (a) The Senior Lender Claims (inclusive of the Claims of the German L/C Participants) shall be deemed allowed in the aggregate amount not less than $701,717,408, (1) plus interest, fees and expenses thereon, and the amount of letters of credit issued and outstanding as of the Petition Date under the Bank Credit Agreement that are drawn as of the Effective Date. The Senior Lender Claims (inclusive of the Claims of the German L/C Participants) shall not be subject to setoff, counterclaim, recoupment, reduction or offset. On the Effective Date, each holder of a Senior Lender Claim (exclusive of Claims of German L/C Participants) shall receive its Ratable Proportion of (i) 100% of the shares of the New Common Stock, subject to dilution by (a) any shares issued in connection with the New Warrants, if any, and (c) Employee Equity to be issued in connection with New Management Incentive Plan; and (ii) $75,000,000 in principal amount of the New Secured Term Notes. In addition, each holder of a Senior Lender Claim (inclusive of Claims of the German L/C Participants) shall receive a Ratable Proportion of any excess cash available on the Effective Date.

           (b) In the event that the Debtors or the Reorganized Debtors receive net cash proceeds from Designated Asset Sales at any time before or after the Effective Date, Acterna LLC or Reorganized Acterna LLC shall pay in Cash to the holders of Senior Lender Claims in an amount equal to a portion of the net cash


------------------------------
(1) This amount includes Claims of the German L/C Participants in a principal amount of not less than (euro)82,498,945 converted at an exchange ratE of 1.15 and stated above as not less than $94,873,787.

proceeds to be determined by the Debtors and the Administrative Agent. Such amount shall be distributed to the holders of Senior Lender Claims in proportion to the principal amount of the respective Commitments (as defined in the Bank Credit Agreement) as of the Effective Date (without giving effect to any distributions hereunder). Distributions will be made on the Effective Date, in the event that the net cash proceeds are received on or prior to the Effective Date, and no later than one Business Day after such net cash proceeds are received by the Reorganized Debtors in the event that the net cash proceeds are received after the Effective Date. The right of holders of Senior Lender Claims (other than the German L/C Participants) to receive Cash payments after the Effective Date on account of Designated Asset Sales is referred to herein as the "Contingent Payment Right." Any amounts received by the German L/C Participants shall be applied to reduce, dollar-for-dollar, principal outstanding amounts under the Restructured German Term Debt. Any such amounts received by the holders of the Senior Lender Claims (excluding amounts received on account of Claims of the German L/C Participants) shall constitute a distribution to such holders on account of their Senior Lender Claims. For the purposes of these distributions, net cash shall mean the cash proceeds (including the cash proceeds of any non-cash proceeds received from such sales) of such sale after the payment of or reservation for expenses that are directly related to the transaction of sale.

           (c) In addition, each holder of Senior Lender Claims (inclusive of the Claims of the German L/C Participants) shall be entitled to retain all amounts paid to it or on its behalf as adequate protection or otherwise. On or after the Effective Date, the Reorganized Debtors will continue to honor the obligations set forth in Section 17.5 of the Bank Credit Agreement (Payment of Expenses and Taxes) including without limitation payment of professional fees and expenses of the holders of Senior Lender Claims with respect to matters related to the Plan or the Chapter 11 Cases.

           Subclass (b) - The German L/C Participants

           In addition to amounts received by holders of Senior Lender Claims described above, each German L/C Participant shall receive its Ratable Proportion of the Restructured German Term Debt. The Restructured Term Debt Guaranty shall remain unimpaired and, notwithstanding anything herein or in the Confirmation Order to the contrary, the guaranty obligations of each Debtor and each Reorganized Debtor, as set forth in the Bank Credit Agreement and the Restructured German Term Documents, shall remain in full force and effect at all times from and after the Effective Date. The Restructured German Term Debt may be secured by additional collateral to be agreed between the Administrative Agent and the Debtors.

           4.4 General Unsecured Claims (Class D) (Subclasses D1-D8). Each holder of an Allowed General Unsecured Claim shall receive its Ratable Proportion of the lesser of $5,000,000 and 10% of the aggregate Allowed General Unsecured Claims, provided, however, that no less than $3,500,000 shall be distributed to the holders of General Unsecured Claims.

           4.5 Convertible Notes Claims (Class E) (Subclasses E1-E8). The Convertible Notes Claims shall be deemed allowed in the aggregate amount of $89,252,818. The holders of Class E Claims shall receive no distribution of property under the Plan on account of such Claims.

           4.6 Subordinated Notes Claims (Class F) (Subclasses F1-F2). The Subordinated Notes Claims shall be deemed allowed in the aggregate amount of $176,479,264. If Class F accepts the Plan, each holder of an Allowed Subordinated Notes Claim shall receive its Ratable Proportion of the New Warrants. If the releases set forth in Section 5.11 of the Plan and the exculpation in Section 10.6 of the Plan are approved, CD&R will waive in its entirety, its right to receive any recovery as a holder of a Class E or Class F Claim and assign such right of distribution so as to allow the distribution which would have been otherwise provided to CD&R to be provided to the other holders of the Subordinated Notes Claims. If Class F does not vote to accept the Plan by the requisite statutory majorities, the holders of Subordinated Notes Claims shall not receive any distributions on account of such Claims, and the New Warrants will not be issued.

           4.7 Intercompany Claims (Class G) (Subclasses G1-G8). The legal, equitable, and contractual rights of holders of Intercompany Claims are unaltered by the Plan, except to the extent determined by the Debtors.

           4.8 Securities Litigation Claims (Class H) (Subclass H1). The holders of the Securities Litigation Claims shall receive no distribution of property under the Plan on account of such Claims.

           4.9 Equity Interests (Class I) (Subclasses I1-I8). The holders of the Equity Interests shall receive no distribution of property under the Plan on account of such Equity Interests.

                                   ARTICLE V

                           IMPLEMENTATION OF THE PLAN

           5.1 Termination of the DIP Agreement. On the Effective Date all obligations of the Debtors under the DIP Agreement shall be refinanced as the Exit Facility or otherwise satisfied in full in accordance with the terms of the DIP Agreement. Without limiting the foregoing, any letters of credit issued pursuant to the DIP Agreement that have not expired shall be (i) replaced with letters of credit issued as a part of the refinancing or any other Exit Facility or (ii) cash collateralized at 105% of the face amount of such letters of credit, all in accordance with the provisions of the DIP Agreement. Upon satisfaction in full of all obligations under the DIP Agreement in accordance with the terms thereof, all liens and security interests granted to secure such obligations shall be deemed terminated and shall be of no further force and effect.

           5.2 Authorization of Plan Securities. Without further act or action under applicable law, regulation, order or rule, Reorganized Acterna (or Newco, if the Restructuring Transactions are implemented) is authorized to issue (i) New Common Stock, (ii) the New Warrants (if any), and (iii) any equity interests specified in the New Management Incentive Plan.

           5.3 Exit Facility. If the Administrative Agent consents, the Debtors are authorized (but not required if sufficient asset sale proceeds are retained) to refinance the DIP Agreement or enter into a new revolving credit agreement or other financing arrangements, in form and substance satisfactory to the Administrative Agent, to fund obligations under the Plan and provide for working capital requirements.

           5.4 Registration Rights Agreement and New Warrant Agreement. The holders of any shares of Reorganized Acterna (or Newco, if the Restructuring Transactions are implemented), including shares issued upon the exercise of the New Warrants, if any, and the securities or Employee Equity issued under the New Management Incentive Plan, shall be deemed to be parties to the Registration Rights Agreement. The holders of any New Warrants issued upon the exercise of the New Warrants, shall be deemed to be parties to the New Warrant Agreement.

           5.5 Cancellation of Existing Securities and Agreements. On the Effective Date, all the agreements and other documents evidencing the Claims or rights of any holder of a Claim against, or Equity Interest in, the Debtors, including options or warrants to purchase Equity Interests, obligating the Debtors to issue, transfer, or sell Equity Interests or any other capital stock of the Debtors, shall be cancelled, except that Equity Interests in the Reorganized Subsidiaries held by Acterna Corporation or Acterna LLC and their subsidiaries shall be transferred to Newco (or Reorganized Acterna or Reorganized Acterna LLC, as applicable, if the Restructuring Transactions are not implemented).

           5.6 Reorganized Acterna and Newco Board of Directors. The initial Board of Directors of Reorganized Acterna (and Newco, if the Restructuring Transactions are implemented) shall consist of seven members. Six members will be selected by the holders of the Senior Lender Claims. The remaining member shall be the Chief Executive Officer of Reorganized Acterna. Each of the members of such initial Board of Directors shall serve a one-year term. After selection of the initial Board of Directors, the holders of the New Common Stock will elect members of the Board of Directors of Reorganized Acterna (and Newco, if the Restructuring Transactions are implemented) in accordance with the applicable Certificate of Incorporation, applicable By-laws and applicable nonbankruptcy law.

           5.7 Reorganized Subsidiaries Boards of Directors. Subject to the approval of the Administrative Agent, the members of the Boards of Directors of the Reorganized Subsidiaries immediately prior to the Effective Date shall serve as the initial members of the Boards of Directors of such Reorganized Subsidiaries on and after the Effective Date. Each of the members of such initial Boards of Directors shall serve in accordance with the applicable Reorganized Debtors Certificates of Incorporation and applicable Reorganized Debtors By-laws, as the same may be amended from time to time.

           5.8 Officers of Reorganized Debtors. Subject to the approval of the Administrative Agent, the officers of the Debtors immediately prior to the Effective Date shall serve as the initial officers of the Reorganized Debtors on and after the Effective Date. Such officers shall serve in accordance with any employment agreement with the Reorganized Debtors and applicable law.

           5.9 By-laws and Certificates of Incorporation. The Reorganized Debtors By-laws and the Reorganized Debtors Certificates of Incorporation shall contain provisions necessary (a) to prohibit the issuance of nonvoting equity securities as required by section 1123(a)(6) of the Bankruptcy Code, subject to further amendment of such certificates of incorporation and by-laws as permitted by applicable law and (b) to effectuate the provisions of the Plan, in each case without any further action by the stockholders or directors of the Debtors, the Debtors in Possession or the Reorganized Debtors.

           5.10 New Management Incentive Plan. On the Effective Date, without further act or action under applicable law, regulation, order or rules, and without further action by the Boards of Directors of Acterna or Reorganized Acterna (or Newco, if the Restructuring Transactions are implemented) shall adopt the New Management Incentive Plan. The solicitation of votes on this Plan shall include and be deemed to be a solicitation of the holders of New Common Stock for approval of the New Management Incentive Plan and entry of the Confirmation Order shall constitute such approval. The terms of the New Management Incentive Plan shall be included in the Plan Supplement.

           5.11 Release of Releasees. As of the Effective Date, the Debtors release all of the Releasees from any and all Causes of Action held by, assertable on behalf of or derivative from the Debtors, in any way relating to the Debtors, the Chapter 11 Cases, the Plan, negotiations regarding or concerning the Plan and the ownership, management and operation of the Debtors; provided, however, that the foregoing shall not operate as a waiver of or release from any Causes of Action arising out of any express contractual obligation owing by any former director, officer or employee to the Debtor or any reimbursement obligation of any former director, officer or employee with respect to a loan or advance made by the Debtor to such former directory officer or employee and is not a waiver of or release for any attorneys retained in connection with the Chapter 11 Cases from claims by their respective clients. Nothing in this Section of the Plan shall effect a release in favor of any person other than the Debtors with respect to Causes of Action based on willful misconduct or gross negligence. The Confirmation Order shall contain a permanent injunction to effectuate the releases set forth in this Section 5.11.

           5.12 Restructuring Transactions. On or as of the Effective Date, the distributions provided for under the Plan may be effectuated pursuant to the Restructuring Transactions described in this Article V, the documentation for which shall be satisfactory to the Debtors and the Administrative Agent. On or before the Confirmation Date, the Debtors and the Administrative Agent may elect to effectuate the following restructuring transactions (the "Restructuring Transactions"), all of which shall occur in seriatim:

               (a) Newco shall be formed (but no shares of capital stock shall be issued prior to the issuances set forth below);

               (b) TTC Telecommunications France SARL ("TTC"), a non-Debtor subsidiary of TTC International Holdings, Inc., shall sell all the shares of Acterna IPMS SAS ("IPMS") to Acterna for an amount of cash equal to the fair market value of IPMS;

               (c) On the Effective Date, Acterna shall transfer, or cause to be transferred, to Newco all of its ownership interests in Acterna LLC (the "LLC Interests"), which represents 100% of the ownership of Acterna LLC. The LLC Interests transferred to Newco pursuant to the preceding sentence shall be subject to, and Newco shall assume sole and exclusive responsibility for (a) all claims, liabilities and obligations of Acterna Corporation incurred after the Petition Date (including, without limitation, any claims liabilities and obligations incurred pursuant to the Plan) to the extent not paid on or prior to the Effective Date, and (b) any tax liabilities of Acterna Corporation for periods ending on or before the Effective Date to the extent payable after the Effective Date (whether or not relating to the LLC Interests), including, without limitation, any taxes incurred in connection with the transfer of the LLC Interests. Immediately after the Effective Date, the net asset value of Reorganized Acterna will be at least approximately $5 million;

               (d) In consideration for, and in connection with, the transfer of the LLC Interests:

                    (i) Newco shall transfer to Acterna all of the Newco Common
               Stock, New Secured Term Notes, New Warrants, and the Contingent Payment Rights; and

                    (ii) In accordance with Article IV of the Plan, Acterna
               shall distribute (A) to the holders of Senior Lender Claims, all of the New Common Stock, the New Secured Term Notes, and the Contingent Payment Rights, and (B) to the holders of Allowed Subordinated Notes Claims, all of the New Warrants.

           Subject to the consent of the Administrative Agent, the Debtors intend to effectuate the Restructuring Transactions described above.

           5.13 Other Transactions. In addition, except as otherwise set forth in the Plan, prior to or as of the Effective Date, the Debtors may cause any or all of the Debtors to engage in any other transactions deemed necessary or appropriate (including, without limitation, merging, dissolving or transferring assets between or among Debtors); provided, however, that, if the Restructuring Transactions are implemented, Reorganized Acterna shall not be liquidated, as determined for federal income tax purposes, for at least five (5) years after the Effective Date.

                                   ARTICLE VI

                                  DISTRIBUTIONS

           6.1 Record Date for Distributions. As of the close of business on the Confirmation Date, the various transfer registers for each of the Classes of Claims or Equity Interests as maintained by the Debtors or their respective agents shall be deemed closed, and there shall be no further changes in the record holders of any of the Claims or Equity Interests. The Debtors shall have no obligation to recognize any transfer of the Claims or Equity Interests occurring on or after such date.

           6.2 Date of Distributions. Unless otherwise provided herein, any distributions and deliveries to be made hereunder to the holders of Allowed Claims shall be made on the Effective Date or as soon thereafter as is practicable. Distributions will be made quarterly unless the administrative costs of making the distributions would be excessive in comparison to the amount to be distributed. In the event that any payment or act under the Plan is required to be made or performed on a date that is not a Business Day, then the making of such payment or the performance of such act may be completed on the next succeeding Business Day, but shall be deemed to have been completed as of the required date.

           6.3 Disbursing Agent. All distributions under the Plan shall be made by Reorganized Acterna as Disbursing Agent or such other entity designated by Reorganized Acterna as a Disbursing Agent. A Disbursing Agent shall not be required to give any bond or surety or other security for the performance of its duties unless otherwise ordered by the Bankruptcy Court; and, in the event that a Disbursing Agent is so otherwise ordered, all costs and expenses of procuring any such bond or surety shall be borne by Reorganized Acterna.

           6.4 Surrender of Instruments. As a condition to receiving any distribution under the Plan, each holder of Convertible Notes or Subordinated Notes must surrender such Convertible Notes or Subordinated Notes to Reorganized Acterna or its designee. Any holder of a Convertible Note or Subordinated Note that fails to (a) surrender such instrument or (b) execute and deliver an affidavit of loss and/or indemnity reasonably satisfactory to the Disbursing Agent and furnish a bond in form, substance, and amount reasonably satisfactory to the Disbursing Agent before the first anniversary of the Effective Date shall be deemed to have forfeited all rights and claims and may not participate in any distribution under the Plan. All New Warrants not distributed as a result of any such forfeiture shall be cancelled.

           6.5 Setoffs. The Debtors may, but shall not be required to, set off against any Claim (for purposes of determining the Allowed amount of such Claim on which distribution shall be made), any claims of any nature whatsoever that the Debtors may have against the holder of such Claim, but neither the failure to do so nor the allowance of any Claim hereunder shall constitute a waiver or release by the Debtors of any such claim the Debtors may have against the holder of such Claim, provided, that in the event the Debtors seek to exercise such setoff rights against the holder of a Claim that is a debtor in a case under the Bankruptcy Code, the Debtors shall comply with the requirements of the Bankruptcy Code, including seeking relief from the automatic stay, provided, however, that nothing contained herein shall alter or modify any waiver contained in the Final Order approving the postpetition financing provided for in the DIP Agreement.

           6.6 Delivery of Distributions. Subject to Bankruptcy Rule 9010, all distributions to any holder of an Allowed Claim except the holders of a Senior Lender Claim, an Allowed Convertible Notes Claim, or an Allowed Subordinated Notes Claim, shall be made at the address of such holder as set forth on the Schedules filed with the Bankruptcy Court or on the books and records of the Debtors or their agents, unless the Debtors have been notified in writing of a change of address, including, without limitation, by the filing of a proof of claim or interest by such holder that contains an address for such holder different from the address reflected on such Schedules for such holder. All distributions to any holder of a Senior Lender Claim shall be made to the Administrative Agent. All distributions to any holder of an Allowed Subordinated Notes Claim shall be made to the Indenture Trustee. In the event that any distribution to any holder is returned as undeliverable, the Disbursing Agent shall use reasonable efforts to determine the current address of such holder, but no distribution to such holder shall be made unless and until the Disbursing Agent has determined the then current address of such holder, at which time such distribution shall be made to such holder without interest; provided that such distributions shall be deemed unclaimed property under section 347(b) of the Bankruptcy Code at the expiration of one year from the date of distribution. After such date, all unclaimed property or interest in property shall revert to the applicable Debtor, and the claim of any other holder to such property or interest in property shall be discharged and forever barred; provided, however that any unclaimed property distributable to holders of claims in Class D shall be redistributed ratably to holders of Allowed Claims in Class D unless the administrative costs of making such distributions would be excessive in comparison to the amount to be distributed.

           6.7 Distributions With Respect to Holders of Class D Claims:

               (a) Distributions as to Class D Claims. The holder of a Class D claim that is or becomes an allowed General Unsecured Claim, no later than ten (10) days prior to the Class D Initial Distribution Date shall receive a distribution in respect of such allowed General Unsecured Claim on the Class D Initial Distribution Date.

               (b) Distributions Withheld for Disputed Class D Claims. On the Class D Initial Distribution Date and each Subsequent Class D Distribution Date, the Disbursing Agent shall reserve from the distributions to be made on such dates to the holders of allowed General Unsecured Claims, an amount equal to 100% of the cash distributions to which holders of disputed General Unsecured Claims would be entitled under the Plan (including the portion of the cash distribution that relates to Disputed Claims), as of such dates as if such Disputed General Unsecured Claims were allowed claims in their Disputed Claim amounts.

               (c) Property Held by Disbursing Agent. The Cash that relates to Disputed Class D claims shall be held by the Disbursing Agent. Amounts so held shall then be distributed to holders of Disputed General Unsecured Claims pursuant to this Section as Disputed General Unsecured Claims are resolved. All amounts so held shall be held in a segregated, non-interest bearing account in the name of the Disbursing Agent.

           6.8 Distributions Upon Allowance of Disputed Class D Claims. The holder of a Disputed Class D claim, that becomes an allowed claim subsequent to the Class D Initial Distribution Date shall receive the distribution of Cash that would have been made to such holder under Section 6.7 of the Plan if the Disputed Class D claim had been an allowed claim on or prior to the Class D Initial Distribution Date, without any post-Initial Distribution Date interest on such claims, on the Subsequent Class D Distribution Date that follows the fiscal quarter during which such Disputed Class D claim becomes an allowed claim.

           6.9 Manner of Payment Under Plan. At the option of the Debtors, any Cash payment to be made hereunder may be made by a check or wire transfer or as otherwise required or provided in applicable agreements.

           6.10 Fractional Shares. No fractional shares of New Common Stock or Cash in lieu thereof, shall be distributed under the Plan. When any distribution pursuant to the Plan would otherwise result in the issuance of a number of shares of New Common Stock that is not a whole number, the actual distribution of shares of New Common Stock shall be rounded as follows: (i) fractions of 1/2 or greater shall be rounded to the next higher whole number; and (ii) fractions of less than 1/2 shall be rounded to the next lower whole number. The total number of shares of New Common Stock to be distributed pursuant to the Plan shall be adjusted as necessary to account for the rounding provided in this
Section 6.10.

           6.11 Fractional Interests in New Warrants. If New Warrants are issued, no fractional interests in New Warrants or Cash in lieu thereof, shall be distributed under the Plan. When any distribution pursuant to the Plan would otherwise result in the issuance of a number of New Warrants that is not a whole number, the actual distribution of New Warrants shall be rounded as follows: (i) fractions of 1/2 or greater shall be rounded to the next higher whole number; and (ii) fractions of less than 1/2 shall be rounded to the next lower whole number, provided, however, in no event shall a fraction be rounded down to zero.

           6.12 Minimum Distributions. No payment of Cash less than $75 shall be made by the Disbursing Agent to any holder of a Claim.

           6.13 Distributions After Effective Date. Distributions made after the Effective Date to holders of Disputed Claims that are not Allowed Claims as of the Effective Date but which later become Allowed Claims shall be deemed to have been made on the Effective Date.

           6.14 Withholding and Reporting Requirements. In connection with the Plan and all instruments issued in connection therewith and distributed thereon, the Disbursing Agent shall comply with all applicable withholding and reporting requirements imposed by any federal, state or local taxing authority, and all distributions under the Plan shall be subject to any such withholding or reporting requirements.

           6.15 Allocation of Distributions. Distributions to any holder of an Allowed Claim shall be allocated first to the principal portion (for federal tax purposes) of any such Allowed Claim, and, only after the principal portion of any such Allowed Claim is satisfied in full, to any portion of such Allowed Claim comprising prepetition interest (but solely to the extent that interest is an allowable portion of such Allowed Claim).

           6.16 Rights and Powers of Disbursing Agent.

               (a) Powers of the Disbursing Agent. The Disbursing Agent shall be empowered to (i) effect all actions and execute all agreements, instruments and other documents necessary to perform its duties under the Plan, (ii) make all distributions contemplated hereby, (iii) employ professionals to represent it with respect to its responsibilities, and (iv) exercise such other powers as may be vested in the Disbursing Agent by order of the Bankruptcy Court, pursuant to the Plan, or as deemed by the Disbursing Agent to be necessary and proper to implement the provisions hereof.

               (b) Expenses Incurred on or After the Effective Date. Except as otherwise ordered by the Bankruptcy Court, the amount of any reasonable fees and expenses incurred by the Disbursing Agent on or after the Effective Date (including, without limitation, taxes) and any reasonable compensation and expense reimbursement claims (including, without limitation, reasonable attorney fees and expenses) made by the Disbursing Agent shall be paid in Cash by the Debtors.

                                  ARTICLE VII

                     PROCEDURES FOR TREATING DISPUTED CLAIMS

           7.1 Objections to Claims. Except insofar as a Claim is allowed hereunder, the Debtors shall be entitled to object to Claims. Any objections to Claims shall be served and filed on or before the later of (a) ninety (90) days after the Effective Date or (b) such later date as may be fixed by the Bankruptcy Court.

           7.2 No Distributions Pending Allowance. Notwithstanding any other provision hereof, if any portion of a Claim is a Disputed Claim, no payment or distribution provided hereunder shall be made on account of such Claim unless and until such Disputed Claim becomes an Allowed Claim. Until such time, the Debtors shall withhold from the property to be distributed on or after the Effective Date, the portion of such property allocable to such Disputed Claim. Until such time as a distribution is made hereunder on account of a Disputed Claim that becomes an Allowed Claim, the holder of such Claim shall not be entitled to vote any shares of New Common Stock to be received by such holder under the Plan on account of such Disputed Claim.

           7.3 Estimation of Claims. The Debtors may at any time request that the Bankruptcy Court estimate any contingent, unliquidated, or Disputed Claim pursuant to section 502(c) of the Bankruptcy Code regardless of whether the Debtors previously objected to such Claim or whether the Bankruptcy Court has ruled on any such objection, and the Bankruptcy Court will retain jurisdiction to estimate any Claim at any time during litigation concerning any objection to any Claim, including, without limitation, during the pendency of any appeal relating to any such objection. In the event that the Bankruptcy Court estimates any contingent, unliquidated, or Disputed Claim, the amount so estimated shall constitute either the Allowed amount of such Claim or a maximum limitation on such Claim, as determined by the Bankruptcy Court. If the estimated amount constitutes a maximum limitation on the amount of such Claim, the Debtors may pursue supplementary proceedings to object to the allowance of such Claim. All of the aforementioned objection, estimation, and resolution procedures are intended to be cumulative and not exclusive of one another. Claims may be estimated and subsequently compromised, settled, withdrawn, or resolved by any mechanism approved by the Bankruptcy Court.

           7.4 Distributions Relating to Disputed Claims. Except as otherwise provided in Section 6.7 hereof, at such time as a Disputed Claim becomes an Allowed Claim, Reorganized Acterna shall distribute to the holder of such Claim, such holder's Ratable Proportion of the property distributable with respect to the Class in which such Claim belongs. To the extent that all or a portion of a Disputed Claim is disallowed, the holder of such Claim shall not receive any distribution on account of the portion of such Claim that is disallowed and any property withheld pending the resolution of such Claim shall be reallocated pro rata to the holders of Allowed Claims in the same class.

           7.5 Distributions After Allowance. To the extent that a Disputed Claim ultimately becomes an Allowed Claim, a distribution shall be made to the holder of such Allowed Claim in accordance with the provisions of the Plan. As soon as practicable after the date that the order or judgment of the Bankruptcy Court allowing any Disputed Claim becomes a Final Order, the Disbursing Agent shall provide to the holder of such Claim the distribution to which such holder is entitled under the Plan.

                                  ARTICLE VIII

                    EXECUTORY CONTRACTS AND UNEXPIRED LEASES

           8.1 General Treatment. All executory contracts and unexpired leases listed on Schedule 8.1 to the Plan (which Schedule shall be in form and substance satisfactory to the Administrative Agent) to which any of the Debtors are parties are hereby assumed. For purposes hereof, each executory contract and unexpired lease listed or generally described on Schedule 8.1 hereto that relates to the use or occupancy of real property shall include (a) modifications, amendments, supplements, restatements, or other agreements made directly or indirectly by any agreement, instrument, or other document that in any manner affects such executory contract or unexpired lease, without regard to whether such agreement, instrument or other document is listed on Schedule 8.1 hereto and (b) executory contracts or unexpired leases appurtenant to the premises listed on Schedule 8.1 hereto including all easements, licenses, permits, rights, privileges, immunities, options, rights of first refusal, powers, uses, usufructs, reciprocal easement agreements, vault, tunnel or bridge agreements or franchises, and any other interests in real estate or rights in rem relating to such premises to the extent any of the foregoing are executory contracts or unexpired leases, unless any of the foregoing agreements are specifically rejected. A non-Debtor party to an executory contract or unexpired lease that is being rejected hereunder may request that the Debtors assume such contract or lease by sending written notice to the Debtors, which notice shall include a waiver of any defaults (including any payment defaults) and any right to any cure payment under such contract or lease. The Debtors may assume such contract or lease without further action of the Bankruptcy Court. Subject to the occurrence of the Effective Date, entry of the Confirmation Order shall constitute approval of the assumption of all executory contracts or unexpired leases on Schedule 8.1 hereto. The Debtors reserve the right to amend, no later than five (5) days prior to the Confirmation Date, Schedule 8.1 to delete any executory contract or unexpired lease therefrom or add any executory contract or unexpired lease thereto and such amendments shall be in form and substance satisfactory to the Administrative Agent, in which event such executory contract(s) or unexpired lease(s) shall be deemed to be, respectively, assumed by the Debtors or rejected. The Debtors shall provide notice of any amendments to Schedule 8.1 to the parties to the executory contracts and unexpired leases affected thereby.

           8.2 Cure of Defaults. The cure amounts for the contracts to be assumed will be listed on Schedule 8.1 hereto. In the event the Bankruptcy Court determines that the cure amount is greater than the cure amount listed by the Debtors, the Debtors may reject the contract rather than paying such greater amount. Unless otherwise determined by the Bankruptcy Court pursuant to a Final Order or agreed to by the parties, the dollar amount required to cure any defaults for the contracts listed on Schedule 8.1 hereto shall be conclusively presumed to be the amount set forth on Schedule 8.1 hereto.

           8.3 Compensation and Benefit Programs. Unless otherwise rejected, all Benefit Plans, all directors and officers liability and other insurance and all workers' compensation programs are treated as executory contracts under the Plan and shall, on the Effective Date and subject to the consent of the Administrative Agent, be deemed assumed by the Debtors in accordance with sections 365(a) and 1123(b)(2) of the Bankruptcy Code.

           8.4 Rejection Claims. In the event that the rejection of an executory contract or unexpired lease by any of the Debtors pursuant to the Plan results in damages to the other party or parties to such contract or lease, a Claim for such damages, if not heretofore evidenced by a filed proof of claim, shall be forever barred and shall not be enforceable against the Debtors, or their respective properties or interests in property as agents, successors, or assigns, unless a proof of claim is filed with the Bankruptcy Court and served upon counsel for the Debtors on or before the date that is thirty (30) days after the later of the Effective Date or the date of such rejection.

                                   ARTICLE IX

                   CONDITIONS PRECEDENT TO THE EFFECTIVE DATE

           9.1 Conditions Precedent to Effectiveness. The Plan shall not become effective unless and until the following conditions have been satisfied or waived pursuant to Section 9.3 of the Plan:

               (a) The Class of holders of Senior Lender Claims (Class C) shall have voted to accept the Plan by the requisite majorities provided in section 1126(c) of the Bankruptcy Code;

               (b) All exhibits to the Plan, including those contained in the Plan Supplement, shall be in form and substance reasonably acceptable to the Debtors and the Administrative Agent;

               (c) No monetary default or event of default under the DIP Agreement shall have occurred and be continuing;

               (d) The terms of the Restructured German Term Debt and New Secured Term Notes shall be in form and substance reasonably satisfactory to the Administrative Agent;

               (e) The Debtors and the Administrative Agent shall be satisfied that the Debtors have sufficient liquidity either through availability under the Exit Facility or through proceeds from asset sales;

               (f) The Confirmation Order shall provide for the release of all claims held by the Debtors against the Senior Lenders and their respective Affiliates and known loan participants;

               (g) The Confirmation Order, in form and substance reasonably acceptable to the Debtors and the Administrative Agent, shall have become a Final Order;

               (h) The Effective Date shall have occurred on or before twenty
          (20) days following the Confirmation Hearing or such later date as the Debtors and the Administrative Agent may agree;

               (i) All actions, documents and agreements necessary to implement the Plan in form and substance reasonably acceptable to the Debtors and the Administrative Agent shall have been effected or executed;

               (j) The Debtors shall have received all authorizations, consents, regulatory approvals, rulings, letters, no-action letters, opinions or documents that are determined to the Debtors to be necessary to implement the Plan;

               (k) The Administrative Agent shall continue to be satisfied with the compensation and employment terms of the senior management of Reorganized Acterna or Newco, as the case may be; and

               (l) The terms of the Benefit Plans shall be acceptable to the Administrative Agent.

           9.2 Effect of Failure of Conditions. In the event that one or more of the conditions specified in Section 9.1 of the Plan have not occurred on or before twenty (20) days after the Confirmation Date (unless extended by the Debtors and the Administrative Agent), (a) the Confirmation Order shall be vacated, (b) no distributions under the Plan shall be made, (c) the Debtors and all holders of Claims and Equity Interests shall be restored to the status quo ante as of the day immediately preceding the Confirmation Date as though the Confirmation Date never occurred and (d) the Debtors' obligations with respect to Claims and Equity Interests shall remain unchanged and nothing contained herein shall constitute or be deemed a waiver or release of any Claims or Equity Interests by or against the Debtors or any other Person or Entity or to prejudice in any manner the rights of the Debtor or any Person or Entity in any further proceedings involving the Debtors.

           9.3 Waiver of Conditions. The Debtors may waive, with the consent of the Administrative Agent, by a writing signed by an authorized representative of the Debtors and subsequently filed with the Bankruptcy Court, one or more of the conditions precedent set forth in Section 9.1 of the Plan (other than the conditions set forth in Section 9.1(a) and 9.1(g) (except as to timing and finality)).

                                   ARTICLE X

                             EFFECT OF CONFIRMATION

           10.1 Vesting of Assets. Upon the Effective Date, pursuant to sections 1141(b) and (c) of the Bankruptcy Code, all property of the Debtors' bankruptcy estates shall vest in the Debtors free and clear of all Claims, liens, encumbrances, charges, and other interests, except as provided herein or in the Confirmation Order. The Debtors may operate their businesses and may use, acquire and dispose of property free of any restrictions of the Bankruptcy Code or the Bankruptcy Rules and in all respects as if there were no pending cases under any chapter or provision of the Bankruptcy Code, except as provided herein.

           10.2 Discharge of Claims and Termination of Equity Interests. Except as otherwise provided herein or in the Confirmation Order, the rights afforded in the Plan and the payments and distributions to be made hereunder shall discharge all existing debts and Claims, and terminate all Equity Interests, of any kind, nature or description whatsoever against or in the Debtors or any of their assets or properties to the fullest extent permitted by section 1141 of the Bankruptcy Code. Except as provided in the Plan, upon the Effective Date, all existing Claims against the Debtors and Equity Interests in the Debtors, shall be, and shall be deemed to be, discharged and terminated, and all holders of Claims and Equity Interests shall be precluded and enjoined from asserting against the Debtors, or any of their assets or properties, any other or further Claim or Equity Interest based upon any act or omission, transaction, or other activity of any kind or nature that occurred prior to the Effective Date, whether or not such holder has filed a proof of claim or proof of equity interest.

           10.3 Discharge of Debtors. Except as otherwise provided herein or in the Confirmation Order, upon the Effective Date and in consideration of the distributions to be made hereunder, each holder (as well as any trustees and agents on behalf of each holder) of a Claim or Equity Interest and any affiliate of such holder shall be deemed to have forever waived, released, and discharged the Debtors, to the fullest extent permitted by section 1141 of the Bankruptcy Code, of and from any and all Claims, rights, and liabilities that arose prior to the Effective Date. Upon the Effective Date, all such persons shall be forever precluded and enjoined, pursuant to section 524 of the Bankruptcy Code, from prosecuting or asserting against Reorganized Acterna and the Reorganized Subsidiaries, their successors, their assets or properties, any such discharged Claim against or terminated Equity Interest in the Debtors.

           10.4 Term of Injunctions or Stays. Unless otherwise provided, all injunctions or stays arising under or entered during the Chapter 11 Cases under sections 105 or 362 of the Bankruptcy Code, or otherwise, and in existence on the Confirmation Date, shall remain in full force and effect until the Effective Date.

           10.5 Injunction. Upon the entry of a Confirmation Order with respect to the Plan and except as otherwise provided herein or in the Confirmation Order, all holders of Claims and Equity Interests and other parties in interest, along with their respective present or former employees, agents, officers, directors, or principals, shall be enjoined from taking any actions to interfere with the implementation or consummation of the Plan. Except as otherwise expressly provided in the Plan, the Confirmation Order or a separate order of the Bankruptcy Court, all entities who have held, hold or may hold Claims against or Equity Interests in any Debtor, are permanently enjoined, on and after the Effective Date, from (a) commencing or continuing in any manner any action or other proceeding of any kind with respect to any such Claim or Equity Interest, (b) the enforcement, attachment, collection or recovery by any manner or means of any judgment, award, decree or order against any Debtor on account of any such Claim or Equity Interest, (c) creating, perfecting or enforcing any encumbrance of any kind against any Debtor or against the property or interests in property of any Debtor on account of any such Claim or Equity Interest, (d) asserting any right of setoff, subrogation or recoupment of any kind against any obligation due from any Debtor or against the property or interests in property of any Debtor on account of any such Claim or Equity Interest and (e) commencing or continuing in any manner any action or other proceeding of any kind with respect to any claims and Causes of Action which are extinguished, dismissed or released pursuant to the Plan. Such injunction shall extend to successors of any Debtor.

           10.6 Exculpation. Neither the Debtors, the Disbursing Agent, the Creditors' Committee, all present and former holders of the Senior Lender Claims (or their respective Affiliates or known loan participants), all present and former DIP Lenders (or their respective Affiliates or known loan participants), the Administrative Agent, the DIP Agent, all other agents and letter of credit issuing banks under the Bank Credit Agreement and the DIP Agreement (or their respective Affiliates), CD&R (or their respective Affiliates), nor any of their respective members, present or former officers, directors, employees, agents or professionals shall have or incur any liability to any holder of any Claim or Equity Interest for any act or omission in connection with, related to, or arising out of, the Chapter 11 Cases, negotiations regarding or concerning the Plan, the confirmation of the Plan, the consummation of the Plan or the administration of the Plan or property to be distributed under the Plan, except for willful misconduct or gross negligence. The Confirmation Order shall contain a permanent injunction to effectuate the exculpation set forth in this Section 10.6.

           10.7 Claims Preserved. Except as otherwise provided herein or in a Final Order entered in these Chapter 11 Cases, the Reorganized Debtors shall retain any and all avoidance claims accruing to the Debtors under sections 502(d), 544, 545, 547, 548, 549, 550 and 551 of the Bankruptcy Code and
prosecute such claims at the discretion of the Reorganized Debtors.

           10.8 Injunction Regarding Worthless Stock Deduction. Unless otherwise ordered by the Bankruptcy Court, on and after the Confirmation Date, any "fifty percent shareholder" within the meaning of section 382(g)(4)(D) of the Internal Revenue Code of 1986, as amended, shall be enjoined from claiming a worthless stock deduction with respect to any Equity Interests held by such entity for any taxable year of such shareholder ending prior to the Effective Date.

                                   ARTICLE XI

                            RETENTION OF JURISDICTION

           11.1 Jurisdiction of the Bankruptcy Court. On and after the Effective Date, the Bankruptcy Court shall retain jurisdiction over all matters arising in, arising under, and related to the Chapter 11 Cases for, among other things, the following purposes:

               (a) To hear and determine pending applications for the assumption or rejection of executory contracts or unexpired leases and the allowance of Claims resulting therefrom.

               (b) To determine any motion, adversary proceeding, application, contested matter, and other litigated matter pending on the Confirmation Date.

               (c) To ensure that distributions to holders of Allowed Claims are accomplished as provided herein.

               (d) To consider Claims or the allowance, classification, priority, compromise, estimation, or payment of any Claim, Administrative Expense Claim, or Equity Interest.

               (e) To hear and determine all actions commenced by the Debtors pursuant to sections 505, 542, 543, 544, 545, 547, 548, 549, 550, and
          553 of the Bankruptcy Code, collection matters related thereto, and settlements thereof.

               (f) To enter, implement, or enforce such orders as may be appropriate in the event the Confirmation Order is for any reason stayed, reversed, revoked, modified, or vacated.

               (g) To issue injunctions, enter and implement other orders and take such other actions as may be necessary or appropriate to restrain interference by any person with the consummation, implementation, or enforcement of the Plan, the Confirmation Order, or any other order of the Bankruptcy Court.

               (h) To hear and determine any application to modify the Plan in accordance with section 1127 of the Bankruptcy Code, to remedy any defect or omission or reconcile any inconsistency in the Plan, the Disclosure Statement, or any order of the Bankruptcy Court, including the Confirmation Order, in such a manner as may be necessary to carry out the purposes and effects thereof.

               (i) To hear and determine all applications of retained professionals under sections 330, 331, and 503(b) of the Bankruptcy Code for awards of compensation for services rendered and reimbursement of expenses incurred prior to the Confirmation Date.

               (j) To hear and determine disputes arising in connection with the interpretation, implementation, or enforcement of the Plan, the Confirmation Order, any transactions or payments contemplated hereby or any agreement, instrument, or other document governing or relating to any of the foregoing, other than matters related to the Exit Facility, the New Secured Term Notes and the Restructured German Term Debt.

               (k) To take any action and issue such orders as may be necessary to construe, enforce, implement, execute, and consummate the Plan or to maintain the integrity of the Plan following consummation.

               (l) To determine such other matters and for such other purposes as may be provided in the Confirmation Order.

               (m) To hear and determine matters concerning state, local, and federal taxes in accordance with sections 346, 505, and 1146 of the Bankruptcy Code.

               (n) To hear and determine any other matters related hereto and not inconsistent with the Bankruptcy Code and title 28 of the United States Code.

               (o) To enter a final decree closing the Chapter 11 Cases.

               (p) To recover all assets of the Debtors and property of the Debtors' estates, wherever located.

               (q) To resolve any Disputed Claims.

               (r) To determine the scope of any discharge of any Debtor under the Plan or the Bankruptcy Code.

                                  ARTICLE XII

                            MISCELLANEOUS PROVISIONS

           12.1 Payment of Statutory Fees. On the Effective Date, and thereafter as may be required, the Debtors shall pay all fees payable pursuant to section 1930 of chapter 123 of title 28 of the United States Code.

           12.2 Retiree Benefits. On and after the Effective Date, pursuant to section 1129(a)(13) of the Bankruptcy Code, the Debtors shall continue to pay all retiree benefits of the Debtors (within the meaning of section 1114 of the Bankruptcy Code), at the level established in accordance with section 1114 of the Bankruptcy Code, at any time prior to the Confirmation Date, for the duration of the period for which the Debtor has obligated itself to provide such benefits.

           12.3 Dissolution of Creditors' Committee. On the Effective Date, the Creditors' Committee will dissolve and the members of the Creditors' Committee will be released and discharged from all duties and obligations arising from or related to the Chapter 11 Cases. The professionals retained by the Creditors' Committee and the members thereof will not be entitled to compensation or reimbursement of expenses for any services rendered after the Effective Date, except for services rendered and expenses incurred in connection with any applications for allowance of compensation and reimbursement of expenses pending on the Effective Date or filed and served after the Effective Date pursuant to
Section 2.2 hereof.

           12.4 Severability. In the event that the Bankruptcy Court determines that any provision in the Plan is invalid, void or unenforceable, such provision shall be invalid, void or unenforceable with respect to the holder or holders of such Claims or Equity Interests as to which the provision is determined to be invalid, void or unenforceable. The invalidity, voidness or unenforceability of any such provision shall in no way limit or affect the enforceability and operative effect of any other provision of the Plan.

           12.5 Revocation or Withdrawal of the Plan. Subject to obtaining the approval of the Administrative Agent, the Debtors reserve the right to revoke or withdraw the Plan prior to the Confirmation Date. If the Debtors revoke or withdraw the Plan prior to the Confirmation Date, then the Plan shall be deemed null and void. In such event, nothing contained herein shall constitute or be deemed a waiver or release of any claims by or against the Debtors or any other Person or Entity or to prejudice in any manner the rights of the Debtors or any Person or Entity in any further proceedings involving the Debtors.

           12.6 Survival of Reimbursement Obligations. Notwithstanding anything herein to the contrary, all risk participation and reimbursement obligations of the German L/C Participants under the Bank Credit Agreement in respect to the German L/C (as defined therein) shall remain in full force and effect.

           12.7 Indenture Trustee Fees. The Debtors shall pay the reasonable post-Petition fees and expenses of the Indenture Trustee through the Effective Date, including the reasonable fees and expenses of its professionals, up to $45,000 in the aggregate. Any disputes regarding the payment of fees and expenses under this section shall be submitted to the Bankruptcy Court for resolution. Upon payment of the fees and expenses of the Indenture Trustee, the Indenture Trustees will be deemed to have released all of its lien and priority rights for its fees and expenses under the Subordinated Notes Indenture.

           12.8 Letters of Credit. Reorganized Acterna LLC and Newco, if the Restructuring Transactions are implemented, will cause each letter of credit listed on Exhibit C that is not expired, terminated, replaced, or fully drawn on or before the Effective Date, to be replaced or cash collateralized at 105% of the face amount of each letter of credit, and terminated on the Effective Date.

           12.9 Substantial Consummation. On the Effective Date, the Plan shall be deemed to be substantially consummated under sections 1101 and 1127(b) of the Bankruptcy Code.

           12.10 Amendments.

               (a) Plan Modifications. The Plan may be amended, modified, or supplemented by the Debtors, with the consent of the Administrative Agent, in the manner provided for by section 1127 of the Bankruptcy Code or as otherwise permitted by law without additional disclosure pursuant to section 1125 of the Bankruptcy Code, except as the Bankruptcy Court may otherwise direct. In addition, after the Confirmation Date, so long as such action does not materially adversely affect the treatment of holders of Claims or Equity Interests under the Plan (or, in the case of Senior Lender Claims, does not affect the treatment for holders of such claims), the Debtors may institute proceedings in the Bankruptcy Court to remedy any defect or omission or reconcile any inconsistencies in the Plan or the Confirmation Order, with respect to such matters as may be necessary to carry out the purposes and effects of the Plan.

               (b) Other Amendments. Prior to the Effective Date, the Debtors may make appropriate technical adjustments and modifications to the Plan without further order or approval of the Bankruptcy Court, provided that such technical adjustments and modifications do not adversely affect in a material way the treatment of holders of Claims or Equity Interests.

           12.11 Corporate Action. On the Effective Date, all matters provided for under the Plan that would otherwise require approval of the stockholders or directors of the Debtors or Reorganized Debtors, including, without limitation,
(a) the authorization to form Newco and to issue or cause to be issued the Newco Common Stock, (b) the authorization and effectiveness of the Management Equity Plan, the Exit Facility Documents, the New Secured Loan Documents, and the Restructured German Term Debt Documents, (c) the authorization to issue the New Warrants, (d) the effectiveness of the Reorganized Debtors Certificates of

Incorporation and Reorganized Debtors By-laws, and (e) the election or appointment, as the case may be, of directors and officers of the Reorganized Debtors pursuant to the Plan, shall be deemed to have occurred and shall be in effect from and after the Effective Date pursuant to the applicable general corporation law of the states in which the Debtors and Reorganized Debtors are incorporated, without any requirement of further action by the stockholders or directors of the Debtors or Reorganized Debtors. On the Effective Date, or as soon thereafter as is practicable, the Reorganized Debtors shall, if required, file their amended certificates of incorporation with the Secretaries of State of the states in which they are incorporated, to the extent required by the applicable general corporation law of such states.

           12.12 Exemption from Transfer Taxes. Pursuant to section 1146(c) of the Bankruptcy Code, the issuance, transfer or exchange of notes or issuance of debt or equity securities under the Plan, the creation of any mortgage, deed of trust or other security interest, the making or assignment of any lease or sublease, or the making or delivery of any deed or other instrument of transfer under, in furtherance of, or in connection with the Plan, including, without limitation, any merger agreements or agreements of consolidation, deeds, bills of sale or assignments executed in connection with any of the transactions contemplated under the Plan, shall not be subject to any stamp, real estate transfer, mortgage recording, sales or other similar tax. All sale transactions
(i) specifically provided for by this Plan, (or) consummated by the Debtors and approved by the Bankruptcy Court on and after the Petition Date, including, without limitation, the sales, if any, by the Debtors of owned property or assets pursuant to section 363(b) of the Bankruptcy Code and the assumptions, assignments and sales, if any, by the Debtors of unexpired leases of non-residential real property pursuant to section 365(a) of the Bankruptcy Code, shall be deemed to have been made under, in furtherance of, or in connection with the Plan and, therefore, shall not be subject to any stamp, real estate transfer, mortgage recording, sales or other similar tax. The Plan specifically provides for sale of the Designated Assets and the distribution of the excess proceeds to the Senior Lenders.

           12.13 Post-Effective Date Fees and Expenses. From and after the Effective Date, the Reorganized Debtors shall, in the ordinary course of business and without the necessity for any approval by the Bankruptcy Court, pay the reasonable fees and expenses of professional persons thereafter incurred by the Reorganized Debtors, including, without limitation, those fees and expenses incurred in connection with the implementation and consummation of the Plan.

           12.14 Governing Law. Except to the extent that the Bankruptcy Code or other federal law is applicable, or to the extent an exhibit hereto provides otherwise, the rights, duties and obligations arising under the Plan shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware, without giving effect to the principles of conflict of laws thereof.

           12.15 Time. In computing any period of time prescribed or allowed by the Plan, unless otherwise set forth herein or determined by the Bankruptcy Court, the provisions of Bankruptcy Rule 9006 shall apply.

           12.16 Plan Supplement. The Plan Supplement will be filed with the Bankruptcy Court no later than five (5) days prior to the deadline for soliciting votes to accept or to reject the Plan. Upon its filing with the Bankruptcy Court, the Plan Supplement may be inspected in the office of the Clerk of the Bankruptcy Court during normal court hours. Holders of Claims or Equity Interests may obtain a copy of the Plan Supplement upon written request to the Debtors in accordance with Section 12.17 of the Plan.

           12.17 Notices. All notices, requests, and demands to or upon the Debtors to be effective shall be in writing (including by facsimile transmission) and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when actually delivered or, in the case of notice by facsimile transmission, when received and telephonically confirmed, addressed as follows:

           If to the Debtors or Reorganized Debtors:

                               Acterna Corporation
                               12410 Milestone Center Drive
                               Germantown, Maryland 20876-7100
                               Attn: Richard H. Goshorn, Esq., Corporate Vice President, General Counsel and Secretary
                               Telephone:  (240) 404-1115
                               Facsimile:  (240) 404-1196

           with a copy to:

                               Weil, Gotshal & Manges LLP
                               767 Fifth Avenue
                               New York, New York 10153
                               Attn:  Paul M. Basta, Esq.
                               Telephone:  (212) 310-8000
                               Facsimile:  (212) 310-8007

           If to the Office of the United States Trustee:

                               United States Trustee for the Southern District of New York
                               33 Whitehall Street, 21st Floor
                               New York, New York 10004
                               Attn:  Hollie T. Elkins, Esq.

           If to the Creditors' Committee:

                               Blank Rome LLP
                               The Chrysler Building
                               405 Lexington Avenue
                               New York, New York 10174
                               Attn:  Andrew B. Eckstein, Esq.
                               Telephone:  (212) 885-5505
                               Facsimile:  (917) 332-3724

           If to the Senior Lenders:

                               Simpson Thacher & Bartlett LLP
                               425 Lexington Avenue
                               New York, New York 10017
                               Attn:  Peter V. Pantaleo, Esq.
                                      Alice Belisle Eaton, Esq.
                               Telephone:  (212) 455-2000
                               Facsimile:  (212) 455 2502

Dated:     New York, New York
           August 26, 2003
                                     ACTERNA CORPORATION
                                     ACTERNA LLC
                                     ACTERNA WG INTERNATIONAL HOLDINGS LLC
                                     TTC INTERNATIONAL HOLDINGS, INC.
                                     ACTERNA BUSINESS TRUST
                                     DA VINCI SYSTEMS, INC.
                                     ITRONIX CORPORATION
                                     TTC FEDERAL SYSTEMS, INC.

                                     By:     /s/ John S. Dubel
                                             -----------------------------------
                                     Name:   John S. Dubel
                                     Title:  Chief Restructuring Officer
                                             Acterna Corporation

Counsel:

Michael F. Walsh, Esq. (MFW 8000)
Paul M. Basta, Esq. (PMB 4434)

WEIL, GOTSHAL & MANGES LLP
767 Fifth Avenue
New York, New York 10153
Telephone:  (212) 310-8000
Facsimile:  (212) 310-8007

Attorneys for Debtors and
   Debtors In Possession

                             EXHIBITS AND SCHEDULES
                            TO PLAN OF REORGANIZATION

                                    EXHIBIT A

================================================================================================================================

                         TERMS OF NEW SECURED TERM NOTES
------------------------------------------------ -------------------------------------------------------------------------------
ISSUER:                                          Reorganized Acterna LLC.

------------------------------------------------ -------------------------------------------------------------------------------
GUARANTORS:                                      Reorganized Acterna (or Newco, if the Restructuring Transactions are
                                                 implemented) and the Reorganized Subsidiaries.  Reorganized Acterna shall not be a guarantor if the Restructuring Transactions are implemented.
------------------------------------------------ -------------------------------------------------------------------------------
PRINCIPAL AMOUNT:                                $75,000,000.
------------------------------------------------ -------------------------------------------------------------------------------
AGENT:                                           JPMorgan Chase Bank.
------------------------------------------------ -------------------------------------------------------------------------------
MATURITY:                                        Five (5) years after the Effective Date.
------------------------------------------------ -------------------------------------------------------------------------------
INTEREST RATE:                                   12.00%, to accrue and compound monthly (2% paid currently in Cash, 10%
                                                 accrued and payable at maturity).
------------------------------------------------ -------------------------------------------------------------------------------
EXCESS CASH FLOW:                                On an annual basis, 50% of excess cash flow, if any, from domestic operations shall be applied as a mandatory prepayment.
------------------------------------------------ -------------------------------------------------------------------------------
COVENANTS:                                       Financial covenants to include: minimum EBITDA, total leverage ratio and interest coverage.  Covenants shall also include baskets for asset sales, permitted liens and other standard covenants, to be negotiated.
------------------------------------------------ -------------------------------------------------------------------------------
REPORTING:                                       Standard monthly reporting, quarterly delivery of twenty six (26) week rolling cash flow statement.
------------------------------------------------ -------------------------------------------------------------------------------
RANKING:                                         Pari passu with the obligations of the guarantors under the Restructured
                                                 German Term Debt.
------------------------------------------------ -------------------------------------------------------------------------------
COLLATERAL:                                      In the event that an Exit Facility is in effect on the Effective Date, a second priority lien on and security interest in substantially all of the
                                                 Debtors' assets, including, without limitation, a pledge of (i) 100% of the equity interests of the Reorganized Debtors, and (ii) not more than 66% of the equity interest of any foreign subsidiaries.  In the event that no Exit
                                                 Facility is in effect on the Effective Date, a first priority lien on and security interest in substantially all of the Debtors' assets.
------------------------------------------------ -------------------------------------------------------------------------------
GOVERNING LAW                                    State of New York
================================================ ===============================================================================


                                    EXHIBIT B

================================================================================================================================
                     TERMS OF RESTRUCTURED GERMAN TERM DEBT
------------------------------------------------ -------------------------------------------------------------------------------
ISSUER:                                          Acterna International GmbH or a new entity to be determined with the consent of the Senior Lenders (the "German Borrower").
------------------------------------------------ -------------------------------------------------------------------------------
GUARANTORS:                                      Reorganized Acterna (or Newco, if the Restructuring Transactions are
                                                 implemented) and the Reorganized Subsidiaries.  Reorganized Acterna shall not be a guarantor if the Restructuring Transactions are implemented.
------------------------------------------------ -------------------------------------------------------------------------------
PRINCIPAL AMOUNT:                               (euro)82,498,945, plus accrued and unpaid interest to the Effective Date on the reimbursement obligations of the German Borrower in respect of the German
                                                 L/C.
------------------------------------------------ -------------------------------------------------------------------------------
AGENT:                                           JPMorgan Chase Bank.
------------------------------------------------ -------------------------------------------------------------------------------
LENDERS:                                         Each German L/C Participant on the Effective Date.
------------------------------------------------ -------------------------------------------------------------------------------
MATURITY:                                        Coterminous with maturity of the New Secured Term Notes, i.e., five (5) years after the Effective Date.
------------------------------------------------ -------------------------------------------------------------------------------
AMORTIZATION:                                    Bullet amortization on the fifth anniversary of the Effective Date.
------------------------------------------------ -------------------------------------------------------------------------------
EXCESS CASH FLOW:                                On an annual basis, 50% of excess cash flow, if any, from the German
                                                 Borrower's operations shall be applied as a mandatory prepayment.
------------------------------------------------ -------------------------------------------------------------------------------
INTEREST                                         RATE: From the Effective Date
                                                 through 3/31/05: LIBOR plus
                                                 2.00% From 4/1/05 through
                                                 3/31/06: LIBOR plus 2.50% From
                                                 4/1/06 through 9/30/06: LIBOR
                                                 plus 3.00% From 10/1/06 through
                                                 3/31/07: LIBOR plus 3.50% From
                                                 4/1/07 through Maturity Date:
                                                 LIBOR plus 4.50%.
------------------------------------------------ -------------------------------------------------------------------------------
COVENANTS:                                       Covenants for international operations to be agreed upon by the
                                                 Administrative Agent and the Debtors.
------------------------------------------------ -------------------------------------------------------------------------------
REPORTING:                                       To be determined.
------------------------------------------------ -------------------------------------------------------------------------------
RANKING:                                         Pari passu with the obligations of the guarantors under the New Secured Term
                                                 Notes.

                                                 Senior unsecured obligation of German Borrower.
------------------------------------------------ -------------------------------------------------------------------------------
COLLATERAL:                                      Second priority lien on and security interest in all of the Debtors' assets, including, without limitation, up to 100% of the equity interest of any first tier subsidiaries and the Reorganized Debtors, provided, however, that in the event the Debtors do not enter into an Exit Facility, the lien on all of the
                                                 Debtors' assets shall be first priority.  Additional collateral from international operations to be agreed upon by the Debtors and the
                                                 Administrative Agent.
------------------------------------------------ -------------------------------------------------------------------------------
GOVERNING LAW:                                   State of New York.
================================================ ===============================================================================


                                    EXHIBIT C
                          OUTSTANDING LETTERS OF CREDIT

========================================= ==================================================== =================================
              COMPOSITION                                     BENEFICIARY                                   AMOUNT
----------------------------------------- ---------------------------------------------------- ---------------------------------
                S804009                   Reliance - India                                                           $50,100.00
----------------------------------------- ---------------------------------------------------- ---------------------------------
                S803877                   ANZ Bank - Australia                                                       $10,500.00
----------------------------------------- ---------------------------------------------------- ---------------------------------
                S803900                   New Cosmos - Hong Kong                                                     $23,751.30
----------------------------------------- ---------------------------------------------------- ---------------------------------
                S804043                   Trung Tam Quan - Vietnam                                                    $3,600.00
----------------------------------------- ---------------------------------------------------- ---------------------------------
                S804076                   North China Int'l Power - China                                             $3,502.00
----------------------------------------- ---------------------------------------------------- ---------------------------------
                S803881                   Standard Chartered Bank - India                                           $785,420.00
----------------------------------------- ---------------------------------------------------- ---------------------------------
                S804037                   Marconi - Hong Kong                                                         $7,497.55
----------------------------------------- ---------------------------------------------------- ---------------------------------
                S804038                   Marconi - Hong Kong                                                        $17,266.20
----------------------------------------- ---------------------------------------------------- ---------------------------------
                S804048                   Flextronics - US                                                        $1,500,000.00
----------------------------------------- ---------------------------------------------------- ---------------------------------
                                                                                        TOTAL
========================================= ==================================================== =================================
